As filed with the Securities and Exchange Commission on October 3, 2005

                                                  Registration No. 333-_______

==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             IVOICE TECHNOLOGY, INC.
                 (Name of Small Business Issuer in Its Charter)

         New Jersey                      7373                    20-1862731
(State or Other Jurisdiction      (Primary Standard           (I.R.S. Employer
     of Incorporation or              Industrial             Identification No.)
        Organization)         Classification Code Number)

                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                   (Address and telephone number of Principal
               Executive Offices and Principal Place of Business)

                                Jerome R. Mahoney
                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                     (Name, address and telephone number of
                               agent for service)

                                 with copies to:

                              Scott Rosenblum, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                           1177 Avenue of the Americas
                            New York, New York 10036
                                 (212) 715-9100
                           Telecopier: (212) 715-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                               ---------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                          Proposed
 Title of Each Class                      Maximum
 of Securities to be                     Aggregate
     Registered         Amount to be   Offering Price    Amount of Registration
                       Registered (1)        (2)                   Fee
--------------------------------------------------------------------------------
   Class A Common
 Stock, no par value
      per share        1,053,781,579     $10,537,816           $1,240 (3)
--------------------------------------------------------------------------------

(1) Includes 1,052,631,579 shares of Class A Common Stock issuable pursuant to an equity line of credit, 150,000 shares of Class A Common Stock issuable pursuant to a commitment fee and 1,000,000 shares of Class A Common Stock issuable pursuant to a placement agent fee.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 assuming a market value per share of $.01. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(3) Previously paid in connection with the Registrant's Form SB-2 Registration Statement File No. 333-120608, filed on November 18, 2004.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                  Subject to completion, dated October 3, 2005

                             iVoice Technology, Inc.
                  1,053,781,579 Shares of Class A Common Stock

      This prospectus relates to the offering of up to 1,053,781,579 shares of iVoice Technology, Inc. Class A Common Stock by certain persons who will become stockholders of iVoice Technology. iVoice Technology is not selling any shares of Class A Common Stock in this offering and therefore will not receive any proceeds from this offering. iVoice Technology will, however, receive proceeds from the sale of Class A Common Stock under an equity line of credit pursuant to a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P.

      The selling shareholders will sell their shares of our Class A Common Stock that are registered pursuant to the registration statement of which this prospectus is a part at prevailing market prices or privately negotiated prices. The prevailing market prices for the shares will fluctuate based on the demand for the shares of Class A Common Stock.

      The selling stockholders consist of:

      o Cornell Capital Partners, as investor under the Standby Equity Distribution Agreement, who intends to sell an aggregate of up to 1,052,781,579 shares of Class A Common Stock; and

      o Monitor Capital, Inc., as holder of shares of Class A Common Stock, who intends to sell an aggregate of up to 1,000,000 shares of Class A Common Stock.

      These securities are speculative and involve a high degree of risk. Please refer to "Risk Factors" beginning on page 7.

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with its purchase of shares of iVoice Technology's Class A Common Stock under the Standby Equity Distribution Agreement at a 5% discount to the prevailing market price of such common stock. In addition, iVoice Technology will pay to Cornell Capital Partners in shares of iVoice Technology Class A Common Stock a one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock (approximately 150,000 shares of Class A Common Stock) on or about the date of effectiveness of the registration statement of which this prospectus is a part. iVoice Technology has also agreed to permit Cornell Capital Partners to retain an amount equal to 6% of the proceeds received by iVoice Technology under the Standby Equity Distribution Agreement.

      Monitor Capital, Inc. is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of Class A Common Stock that it will receive as a placement agent fee from iVoice Technology in connection with the private placement of iVoice

Technology's Class A Common Stock pursuant to its proposed equity line of credit with Cornell Capital Partners. Under the terms of a placement agent agreement, iVoice Technology has agreed to issue to Monitor Capital on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part. Any discount to market price is an underwriting discount.

      With the exception of Cornell Capital Partners and Monitor Capital, which are deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, no other underwriter or person has been engaged to facilitate the sale of shares of Class A Common Stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The date of this prospectus is ____________ ___, 2005.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY...........................................................1

SUMMARY OF THE OFFERING......................................................2

SUMMARY CONDENSED FINANCIAL INFORMATION......................................4

POTENTIAL DILUTION DUE TO CONVERSION AT BELOW MARKET PRICE ..................6

RISK FACTORS.................................................................7

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...................22

SELLING STOCKHOLDERS........................................................22

USE OF PROCEEDS.............................................................24

EQUITY LINE OF CREDIT.......................................................25

PLAN OF OFFERING............................................................27

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
      OF OPERATIONS.........................................................29

OUR BUSINESS................................................................41

IVOICE TECHNOLOGY'S MANAGEMENT..............................................46

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................51

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
      OTHER STOCKHOLDER MATTERS.............................................53

DESCRIPTION OF SECURITIES...................................................56

CHANGES IN ACCOUNTANTS......................................................60

INDEX TO FINANCIAL STATEMENTS..............................................F-1

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS...........................II-2

                               PROSPECTUS SUMMARY

Overview

      iVoice Technology, Inc., which we refer to in this prospectus as "iVoice Technology," "we", "us" or "the Company," was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. ("iVoice"). While iVoice has been engaged in the speech recognition software and computerized telephony business since 1997, iVoice management seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide iVoice Technology with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. In connection with the reorganization of iVoice, immediately prior to the distribution by dividend by iVoice to all of its stockholders of up to 10,050,000 shares of the Company's Class A Common Stock (the "Distribution") on August 5, 2005, iVoice transferred to iVoice Technology its Interactive Voice Response (IVR) software business and related liabilities, including all intellectual property of iVoice relating to the IVR software business. As such, iVoice Technology now owns and operates iVoice's IVR software business. iVoice has retained cash assets of approximately $11.1 million, no part of which was or will be transferred to iVoice Technology and operating assets consisting of its iVoiceMail software and its portfolio of patents and patent rights. iVoice will also continue to seek additional operating income opportunities through potential acquisitions or investments.

      iVoice Technology is a development stage company. iVoice Technology may seek to expand its operations through additional sales and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of iVoice Technology. iVoice Technology may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, iVoice Technology has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

      iVoice Technology intends to continue to develop, market and license the IVR line of computerized telephony software. The IVR software is designed to enable a caller to obtain requested information in voice form from a local or non-local database and allow information in PC databases to be accessed from a standard touch-tone telephone using a telephone keypad or voice command.

About Us

      iVoice Technology was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. iVoice Technology received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc., a Nevada corporation and affiliate of iVoice Technology. These agreements, contracts, understandings and other instruments consisted of financing documentation, employment agreements and an administrative services agreement with iVoice. Since this assignment, iVoice Technology Nevada has no operating business, assets or known liabilities, and is currently in the process of being dissolved. When we refer to or describe any agreement, contract or other written instrument of iVoice Technology in this prospectus, such references may be to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and assigned to iVoice Technology.

      Our principal office is located at 750 Highway 34, Matawan, New Jersey 07747. Our telephone number is (732) 441-7700. We will be setting up a company website, which will be located at www.ivoicetechnology.com.

                             SUMMARY OF THE OFFERING

      This offering relates to the sale of Class A Common Stock by certain persons who are, or will become, stockholders of iVoice Technology. The selling stockholders consist of:

      o Cornell Capital Partners, as investor under the Standby Equity Distribution Agreement, who intends to sell an aggregate of up to 1,052,781,579 shares of Class A Common Stock; and

      o Monitor Capital, Inc., as the holder of shares of Class A Common Stock, who intends to sell an aggregate of up to 1,000,000 shares of Class A Common Stock.

      On September 22, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. (the "2004 Standby Equity Distribution Agreement"). On February 28, 2005, the Standby Equity Distribution Agreement was terminated. On March 9, 2005, we obtained a non-binding letter of commitment from Cornell Capital Partners to provide a $10 million standby equity line of credit.

      On August 31, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., pursuant to which we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of $10.0 million. The maximum amount of each advance amount is $500,000 per advance notice. A minimum of seven trading days must pass between each advance notice. Cornell Capital Partners, L.P. will purchase the shares of Class A Common Stock for a 5% discount to the prevailing market price of our common stock. In addition, Cornell Capital Partners will retain 6% of each advance under the equity line of credit, and will receive a one-time commitment fee, payable in shares of iVoice Technology Class A Common Stock, of 1.5% of the initial outstanding shares of Class A Common Stock (exclusive of shares issuable under the equity line of credit or upon conversion of the secured convertible debentures) on the date that the registration statement of which this prospectus is a part becomes effective. Cornell Capital Partners has informed us that it intends to sell any shares purchased under the equity line of credit at the then prevailing market price. The obligation of Cornell Capital Partners to purchase shares under the equity line of credit terminates upon the suspension of the effectiveness of the registration statement of which this prospectus is a part for an aggregate of fifty days or the failure of iVoice Technology to remedy a material breach of the Standby Equity Distribution Agreement within thirty days of receipt of notice. The initial closing under the Standby Equity Distribution Agreement and each subsequent closing of a purchase and sale of shares are conditioned upon the satisfaction of customary conditions.

      On August 12 and November 19, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners L.P. The debentures were convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. On February 28, 2005, iVoice Technology's obligations under the secured convertible debentures were terminated and replaced with a secured promissory note representing the same principal amount, which note accrues interest at a rate of 12% per annum, but is not convertible into any equity security of iVoice Technology. On February 28, 2005, iVoice Technology borrowed an additional $140,000, included as part of the same note representing iVoice Technology's former obligations under the secured convertible debentures. In connection with the issuances of the secured convertible debentures, iVoice Technology paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, iVoice Technology received a credit for fees that would otherwise have been payable upon the issuance of the $560,000 in replacement notes. iVoice Technology paid Cornell Capital a fee of $14,000 in connection with its $140,000 borrowing. iVoice Technology's obligations under the secured promissory note issued to Cornell Capital Partners are secured by a first priority security interest in substantially all of its assets. iVoice has also guaranteed the payment of all amounts payable by iVoice Technology pursuant to the secured promissory note.

      In August 2004, iVoice Technology entered into an agreement with Sloan Securities Corporation for Sloan Securities to act as an agent for the private placement of shares of our Class A Common Stock to Cornell Capital Partners pursuant to the 2004 Standby Equity Distribution Agreement. On February 28, 2005, the placement agent agreement was terminated. On September 22, 2005, we entered into a placement agent agreement with Monitor Capital, Inc., under which we have agreed to issue to Monitor Capital on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part.

      This prospectus relates to the shares of Class A Common Stock to be issued to Cornell Capital Partners under the equity line of credit and the shares of Class A Common Stock to be issued to Monitor Capital as a placement agent fee.

Class A Common Stock Offered         1,053,781,579 shares by selling
                                     stockholders

Offering Price                       Market price

Class A Common Stock Outstanding     10, 050,000 shares of Class A Common Stock
Before the Offering

Use of Proceeds                      We will not receive any proceeds of the
                                     shares offered by the selling stockholders.
                                     Any proceeds we receive from the sale of common stock under the equity line of credit will be used for sales and marketing, payment of administrative services, working capital purposes, acquisitions and repayment of the secured promissory note that we issued to Cornell Capital Partners on February 28, 2005. See "Use of
                                     Proceeds."

Risk Factors                         The securities offered hereby involve a
                                     high degree of risk and immediate
                                     substantial dilution. You should read
                                     carefully the factors discussed under "Risk
                                     Factors" beginning on page 7. Several of the most significant risk factors include:

                                     o     Future sales by our stockholders may
                                           adversely affect our stock price and
                                           our ability to raise funds in new
                                           stock offerings.

                                     o     Existing stockholders will experience
                                           significant dilution from our sale of
                                           shares under the equity line of
                                           credit.

                                     o     The selling stockholders have
                                           informed us that they intend to sell
                                           their shares of common stock in the
                                           public market, which sales may cause
                                           our stock price to decline.

                                     o     The sale of our stock under our
                                           equity line of credit could encourage
                                           short sales by third parties, which
                                           could contribute to the further
                                           decline of our stock price.

                                     o     iVoice has in the past, and iVoice
                                           Technology may in the future, sell or
                                           issue additional unregistered
                                           convertible securities which are
                                           convertible into common shares of
                                           iVoice Technology, without
                                           limitations on the number of common
                                           shares the securities are convertible
                                           into, which could dilute the value of
                                           your holdings and could have other
                                           negative impacts on your investment.

                   SUMMARY CONDENSED FINANCIAL INFORMATION

      The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the company as a going concern. iVoice Technology has traditionally operated as a non-reporting component of iVoice and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, and reflect significant assumptions and allocations. iVoice allocated operating costs to iVoice Technology. These allocations are reflected in the selling, general and administrative, cost of revenue and/or research and development line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. Other general categories of operating expense, as well as other income and expense, have been allocated to iVoice Technology by iVoice based upon a ratio of revenue of iVoice Technology over total iVoice revenue for the applicable periods. Management believes that although the financial information was prepared on a pro forma basis, the cost of these services charged are a reasonable representation of the costs that would have been incurred if iVoice Technology had performed these functions as a stand-alone company. iVoice Technology relies on iVoice for administrative and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of iVoice Technology had it been a stand-alone company.


                     SUMMARY CONDENSED FINANCIAL INFORMATION

                                    For the Six       For the Six         For the          For the Year
                                   Months Ended      Months Ended        Year Ended           Ended
                                     June 30,           June 30,          December         December 31,
                                       2005              2004             31, 2004            2003
                                  -----------------------------------------------------------------------

Statements of Operation
Data:

Sales                             $    70,838        $   131,006        $   239,114        $   303,756
---------------------------------------------------------------------------------------------------------
Cost of sales                             738             52,818             72,870            123,091
---------------------------------------------------------------------------------------------------------
Gross Profit                           70,100             78,188            166,244            180,665
---------------------------------------------------------------------------------------------------------
Selling, general, and
administrative Expenses               198,653            568,089            863,456            965,341
---------------------------------------------------------------------------------------------------------
Loss from operations                 (128,553)          (489,901)          (697,212)          (784,676)
---------------------------------------------------------------------------------------------------------
Other (Expense)                       (28,600)          (837,946)          (780,915)          (346,744)
---------------------------------------------------------------------------------------------------------
Net Loss                          $  (157,173)       $(1,327,847)       $(1,478,127)       $(1,131,420)
---------------------------------------------------------------------------------------------------------

                                  June 30,       December 31,      December 31,
                                    2005            2004              2003
                                 -----------------------------------------------

Balance Sheet Data:
--------------------------------------------------------------------------------
Current Assets                   $ 414,051        $ 378,332        $  52,077
--------------------------------------------------------------------------------
Intangibles                           --               --             45,400
--------------------------------------------------------------------------------
Liabilities                        816,592          623,747           23,662
--------------------------------------------------------------------------------
Stockholders' equity
(deficiency)                      (397,851)        (240,678)          73,815
--------------------------------------------------------------------------------

           POTENTIAL DILUTION DUE TO CONVERSION AT BELOW MARKET PRICE

      The net tangible book value of iVoice Technology as of June 30, 2005 was ($397,851) or ($.03959) per share of Class A Common Stock. Net tangible book value per share is determined by dividing the tangible book value of iVoice Technology (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since no proceeds from this offering will be paid to iVoice Technology, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted if and when common stock is issued under the proposed equity line of credit. The amount of dilution will depend on the offering price and number of shares to be issued under the equity line of credit. The following example shows the dilution to new investors at an offering price of $0.01 per share.

      If we assume that iVoice Technology will issue 1,052,631,579 shares of Class A Common Stock under its equity line of credit at an assumed offering price of $0.01 per share (i.e., the maximum number of shares needed in order to raise a total of $10.0 million under the equity line of credit, excluding the commitment fee), less a retention fee of $600,000, offering expenses of $182,990, and $767,000 repayment of the promissory note plus interest, our net tangible book value as of June 30, 2005 would have been $8,052,159 or $0.00740 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.04699 per share and an immediate dilution to new stockholders of $0.00260 per share, or 26%. The following table illustrates the per share dilution:

Assumed public offering price per share                              $   0.01000
Net tangible book value per share before this offering   ($.03959)
Increase attributable to new investors                    $.04699
                                                         --------
Net tangible book value per share after this offering                $   0.00740
                                                                     -----------
Dilution per share to new stockholders                               $   0.00260
                                                                     ===========

      The conversion price of our Class A Common Stock is based on the then-existing market price. In order to provide you an example of the dilution per share you may experience, we have prepared the following table showing the dilution per share at various assumed market prices ((1) assuming the Cornell conversion of $10,000,000, estimated commitment fees of 150,000 shares, Mr. Mahoney converts $190,000 of indebtedness, and the placement fee of $10,000):

--------------------------------------------------------------------------------
      Assumed Market             No. of Shares to          Dilution per Share
           Price                   be issued (1)            to New Investors
      --------------             ----------------          ------------------
          $0.0100                  1,077,531,579                 $0.00260
--------------------------------------------------------------------------------
          $0.0075                  1,436,658,772                 $0.00193
--------------------------------------------------------------------------------
          $0.0050                  2,154,913,158                 $0.00128
--------------------------------------------------------------------------------
          $0.0025                  4,309,676,316                 $0.00064
--------------------------------------------------------------------------------

                                  RISK FACTORS

      You should carefully consider each of the following risk factors and all of the other information in this information statement. The following risks relate principally to the offering and iVoice Technology's business.

      If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of operations of iVoice Technology could be materially adversely affected. If that happens, the trading price of iVoice Technology shares could decline significantly.

      The risk factors below contain forward-looking statements regarding the offering and iVoice Technology. Actual results could differ materially from those set forth in the forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements" below.

Risks Related to Our Business

iVoice Technology will face many of the difficulties that companies in the early stage may face.

      As a result of the Company's limited operating history, the currently difficult economic conditions of the telecommunications marketplace and the emerging nature of the interactive voice response industry, it may be difficult for you to assess our growth and earnings potential. The Company believes that due primarily to the relatively brief time IVR has been available to the general public, there has not yet been developed, implemented and demonstrated a commercially viable business model from which to successfully operate any form of business that relies on the products and services that we intend to market, sell, and distribute. Therefore, we have faced many of the difficulties that companies in the early stages of their development in new and evolving markets often face, as they are described herein. We may continue to face these difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

iVoice Technology has no operating history as an independent public company and may be unable to operate profitably as a stand-alone company.

      Although iVoice has operated as a reporting public company since 2000 and has sold computerized telephony software since 1997, iVoice Technology does not have an operating history as an independent public company. Historically, since the businesses that comprise each of iVoice Technology and iVoice have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. Now that the Distribution has occurred, iVoice Technology is able to rely only on the IVR software business for such requirements. iVoice operated the IVR software business from the fourth quarter of 1999 until August 5, 2005. The IVR software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, iVoice Technology's business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations. Now that the Distribution has occurred, iVoice Technology will maintain its own credit and banking relationships and perform its own financial and investor relations functions. iVoice Technology may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management's time and other resources.

iVoice's operations demonstrate a history of net losses and cash flow shortfalls and iVoice Technology's likely will as well.

      iVoice, of which iVoice Technology was a part, has incurred recurring operating losses. The IVR software business had net losses of approximately $1,478,000 and $1,131,000 for the years ended December 31, 2004 and 2003, respectively, and cash used in operations of approximately $1,372,000 and $927,000 during the years ended December 31, 2004 and 2003, respectively. iVoice has been and may, in the future, be dependent upon outside and related party financing to develop and market their software products, perform their business development activities, and provide for ongoing working capital requirements. During the year ended December 31, 2004 and the six months ending June 30, 2005, substantially all of this financing was provided by iVoice, Inc. and Cornell Capital Partners. There can be no assurance that iVoice Technology will have operations separately that fare any better than those of iVoice.

Our historical information has limited relevance to our results of operations as a separate company.

      The historical financial information we have included in this prospectus does not reflect what our results of operations, financial position and cash flows would have been had we been a separate, stand-alone entity during the periods presented or what our results of operations, financial position and cash flows will be in the future. This is because iVoice did not account for us as, and we were not operated as, a single stand-alone business for the periods presented. For more information about the preparation of our financial statements from the financial statements of iVoice, see "Summary Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

iVoice Technology has received a going concern opinion from its independent auditors that describes the uncertainty regarding its ability to continue as a going concern.

      iVoice Technology has received a report from its independent auditors for the fiscal years ended December 31, 2004 and December 31, 2003 containing an explanatory paragraph that describes the uncertainty regarding the Company's ability to continue as a going concern due to its historical negative cash flow and because, as of the date of the auditors' opinion, the Company did not have access to sufficient committed capital to meet its projected operating needs for at least the next 12 months.

      Our consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have not made any adjustments to our consolidated financial statements as a result of the going concern modification to the report of our independent registered public accounting firm. If we become unable to continue as a going concern, we could have to liquidate our assets, which means that we are likely to receive significantly less for those assets than the values at which such assets are carried on our consolidated financial statements. Any shortfall in the proceeds from the liquidation of our assets would directly reduce the amounts, if any, that holders of our common stock could receive in liquidation.

      There can be no assurance that management's plans will be successful, and other unforeseeable actions may become necessary. Any inability to raise capital may require us to reduce the level of our operations. Such actions would have a material adverse effect on us, our business and operations and result in charges that would be material to our business and results of operations.

iVoice Technology's future revenue and operating results are unpredictable and may fluctuate, which could cause iVoice Technology's stock price to decline.

      Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

      o the timing of sales of our products and services, particularly in light of our minimal sales history;

      o the introduction of competitive products by existing or new competitors;

      o     reduced demand for any given product;

      o     difficulty in keeping current with changing technologies;

      o unexpected delays in introducing new products, new product features and services;

      o increased or uneven expenses, whether related to sales and marketing, product development or administration;

      o deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects;

      o     the mix of product license and services revenue;

      o seasonality in the end-of-period buying patterns of foreign and domestic software markets;

      o     the market's transition between operating systems; and

      o     costs related to possible acquisitions of technology or businesses.

      Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decline.

iVoice Technology has in the past and may in the future sell additional unregistered convertible securities, possibly without limitations on the number of shares of common stock the securities are convertible into, which could dilute the value of the holdings of current stockholders and have other detrimental effects on your holdings.

      We have relied on the private placement of convertible debentures and promissory notes to obtain working capital and may continue to do so in the future. As of the date of the registration statement of which this prospectus is a part, however, we have outstanding convertible obligations. The $190,000 promissory note owing to Mr. Mahoney provides that, at Mr. Mahoney's option, principal and interest due on the note can be converted into shares of the Company's Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price of at which iVoice Technology had ever issued its Class A Common Stock. There is no limit upon the number of shares that we may be required to issue upon conversion of any of these obligations.

      In order to obtain working capital in the future, we intend to issue additional equity securities and convertible obligations.

      In the event that the price of our Class A Common Stock decreases, and our convertible obligations (or any other convertible obligations we may issue) are converted into shares of our Class A Common Stock:

      o the percentage of shares outstanding that will be held by these holders upon conversion will increase accordingly,

      o increased share issuance, in addition to a stock overhang of an indeterminable amount, may depress the price of our Class A Common Stock,

      o the sale of a substantial amount of convertible debentures to relatively few holders could effectuate a possible change in control of the Company, and

      o in the event of our voluntary or involuntary liquidation while the secured convertible debentures are outstanding, the holders of those securities will be entitled to a preference in distribution of our property.

      In addition, if the market price declines significantly, we could be required to issue a number of shares of Class A Common Stock sufficient to result in our current stockholders not having an effective vote in the election of directors and other corporate matters. In the event of a change in control of the Company, it is possible that the new majority stockholders may take actions that may not be consistent with the objectives or desires of our current stockholders.

      We are required to convert our existing convertible obligations based upon a formula that varies with the market price of our common stock. As a result, if the market price of our Class A Common Stock increases after the issuance of our convertible obligations, it is possible, that, upon conversion of our convertible obligations, we will issue shares of Class A Common Stock at a price that is far less than the then-current market price of our Class A Common Stock.

      If the market price of our Class A Common Stock decreases after our issuance of any convertible obligations, upon conversion, we will have to issue an increased number of shares to the holders of our convertible obligations. Any sale of convertible obligations may result in a very large conversion at one time. If we do not have a sufficient number of shares to cover the conversion, we may have a risk of a civil lawsuit.

      For more information, please see "Potential Dilution Due to Conversion at Below Market Price."

If iVoice Technology loses the services of any key personnel, including our chief executive officer or our directors, our business may suffer.

      We are dependent on our key officers and directors, including Jerome R. Mahoney and Mark Meller, our Non-Executive Chairman of the Board and our President, Chief Executive Officer and Chief Financial Officer, respectively. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. To minimize the effects of such loss, iVoice Technology has entered into employment contracts with Jerome Mahoney and Mark Meller. However, Mr. Meller's employment agreement has a term of only one year.

Our potential future business acquisitions may be unpredictable and may cause our business to suffer.

      iVoice Technology may seek to expand its operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of iVoice Technology. iVoice Technology may not be able to identify, successfully integrate or profitably manage any such businesses or operations. The proposed expansion may involve a number of special risks, including possible adverse effects on iVoice Technology's operating results, diversion of management attention, inability to retain key personnel, risks associated with unanticipated events and the financial statement effect of potential impairment of acquired intangible assets, any of which could have a materially adverse effect on iVoice Technology's business, financial condition and results of operations. In addition, if competition for acquisition candidates or assumed operations were to increase, the cost of acquiring businesses or assuming customers' operations could increase materially. The inability of iVoice Technology to implement and manage its expansion strategy successfully may have a material adverse effect on the business and future prospects of iVoice Technology. Furthermore, through the acquisition of additional businesses, iVoice Technology may effect a business acquisition with a target business which may be financially unstable, under-managed, or in its early stages of development or growth. While iVoice Technology may, under certain circumstances, seek to effect business acquisitions with more than one target business, as a result of its limited resources, iVoice Technology, in all likelihood, will have the ability to effect only a single business acquisition at one time. Currently, iVoice Technology has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

Members of iVoice Technology's Board of Directors and management may have conflicts of interest after the Distribution; iVoice Technology does not have any formal procedure for resolving conflicts in the future.

      Mr. Mahoney, a member of the board of directors, owns iVoice shares and has the right to convert $190,000 of indebtedness into 190,000 shares of iVoice Technology Class B Common Stock which are convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which the Company had ever issued its Class A Common Stock. In addition, Mr. Mahoney has the right to convert the amount of all accrued and unpaid interest on such indebtedness into 1 share of iVoice Technology Class B Common Stock for each dollar of accrued and unpaid interest. As of June 30, 2005, accrued and unpaid interest on this indebtedness was $32,110. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. In addition, Mr. Mahoney, the Non-Executive Chairman of the Board of iVoice Technology serves as the Chairman of the Board and Chief Executive Officer of iVoice and we anticipate that he will continue to serve in such capacities. These relationships could create, or appear to create, potential conflicts of interest when iVoice Technology's directors and management are faced with decisions that could have different implications for iVoice Technology and iVoice. For example, Mr. Mahoney may experience conflicts of interest with respect to the allocation of his time, services and functions among iVoice, iVoice Technology and any other projects. Other examples could include potential business acquisitions that would be suitable for either iVoice Technology or iVoice, activities undertaken by iVoice in the future that could be in direct competition with iVoice Technology, or the resolution of disputes arising out of the agreements governing the relationship between iVoice and iVoice Technology following the Distribution. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public's perception of iVoice Technology following the Distribution. Furthermore, iVoice Technology does not have any formal procedure for resolving such conflicts of interest should they arise following the Distribution.

iVoice Technology's industry is characterized by rapid technological change and failure to adapt our product development to these changes may cause our products to become obsolete.

      We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

iVoice Technology stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire businesses.

      On September 22, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to provide a $10 million standby equity line of credit. If working capital or future acquisitions are financed through the issuance of equity securities, such as through the sale of our Class A Common Stock on the terms of the Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. (see "Certain Relationships and Related Transactions" beginning on page 52), iVoice Technology stockholders would experience significant dilution.

In addition, the conversion of outstanding debt obligations into equity securities would have a dilutive effect on iVoice Technology shareholders. Further, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the iVoice Technology Class A Common Stock.

      Except for the potential sale of our Class A Common Stock to Cornell Capital Partners on the terms of the Standby Equity Distribution Agreement, iVoice Technology currently has no expectations or plans to conduct future equity offerings. Management believes that if the transactions contemplated by the Standby Equity Distribution Agreement are consummated, the Company will have sufficient capital resources to conduct its business as currently planned over the 12-month period following the Distribution.

      Cornell Capital Partners is under no obligation to purchase shares of Class A Common Stock under the Standby Equity Distribution Agreement unless certain conditions are satisfied by iVoice Technology, including having the registration statement relating to such Class A Common Stock and of which this prospectus is a part declared effective. If iVoice Technology cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of the Standby Equity Distribution Agreement, we will not have sufficient capital resources to conduct our business on a long-term basis, which would have a material adverse effect on us and our financial condition. Management believes that its going-forward expenses over the next 12 months will be approximately $431,000 and, assuming that iVoice Technologies has no revenues, iVoice Technologies expects to have aggregate liabilities of approximately $432,000, which includes salaries for iVoice Technology's officers and employees for the year ending December 31, 2005. Management has no current plan to hire additional employees, perform additional research and development or purchase additional equipment or services beyond the requirements of the administrative services agreement with iVoice. Management believes that the deficiency between the Company's expenses and net revenues will be more than covered by the cash available from the proceeds of the secured promissory note. If there are additional deficiencies that are in excess of the proceeds of the secured promissory note, and iVoice Technology is unable to obtain funds from the equity line of credit, management believes that iVoice Technology can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

The trend toward consolidation in iVoice Technology's industry may impede its ability to compete effectively.

      As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

iVoice Technology faces intense price-based competition for licensing of its products which could reduce profit margins.

      Price competition is often intense in the software market, especially for computerized telephony software products. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins. Neither iVoice nor iVoice Technology has experienced any pressure from price competition on the pricing of its IVR software products in the past, but iVoice Technology believes that this pressure could occur in the future.

iVoice Technology may be unsuccessful in adapting to changes in the dynamic technological environment of telecommunications in a timely manner.

      Critical issues concerning the commercial use of telecommunications, including security, reliability, cost, ease of use, accessibility, quality of service or potential tax or other government regulation, remain unresolved and may affect the use of telecommunications as a medium to distribute or support our software products and the functionality of some of our products. If we are unsuccessful in timely assimilating changes in the telecommunications environment into our business operations and product development efforts, our future net revenues and operating results could be adversely effected.

iVoice Technology may be unsuccessful in continuing existing distribution channels or in developing new distribution channels.

      Due to our limited operating history, we currently offer products directly to end-users and through dealer and reseller channels established by iVoice. We intend to assume iVoice's relationships and contractual arrangements with these dealers and resellers. However, there can be no assurance that these dealers and resellers will wish to continue their existing arrangements, or create new arrangements, with us. If we cannot continue to use iVoice's existing dealer and reseller channels, we will need to develop a new network of dealers and resellers. However, we may not be able to effectively develop our own network of resellers and dealers to distribute our software products. If we cannot assume iVoice's existing distribution channels and we cannot develop our own new distribution channels, this would have a material adverse effect on us and our financial condition. The adoption of new channels may adversely impact existing channels and/or product pricing, which may reduce our future revenues and profitability.

Restrictive product return policies may limit iVoice Technology's sales and penetration into the marketplace.

      iVoice Technology only permits returns from authorized dealers and resellers of unused inventory, subject to the consent of the Company and a twenty-five percent restocking fee. End users who purchase products directly from iVoice Technology may not return such products to iVoice Technology under any circumstances. Such policies may deter resellers and end users from purchasing our products in a competitive and quickly evolving marketplace, and have a material adverse effect on our ability to remain competitive with similar products. iVoice Technology does not have any material relationship with any single distributor or reseller. iVoice Technology does not have any material relationship with any single distributor or reseller.

iVoice Technology may depend on distribution by resellers and distributors for a significant portion of revenues.

      We may distribute some of our products through resellers and distributors. We intend to assume iVoice's existing relationships and contractual relationships with its resellers and distributors. To effectively do so, we must establish and maintain good working relationships with these resellers and distributors. If we are unsuccessful in establishing and maintaining relationships with iVoice's existing resellers and distributors or with new resellers and distributors, or if these resellers and distributors are unsuccessful in reselling our products, our future net revenues and operating results may be adversely affected. iVoice Technology does not have any material relationship with any single distributor or reseller.

The limited scope of results of iVoice Technology's research and development may limit the ability of iVoice Technology to expand or maintain its sales and products in a competitive marketplace.

      iVoice Technology currently has no plans to engage in research and development of new products or improvements on existing technologies. Failure to engage in such research and to develop new technologies or products or upgrades, enhancements, applications or uses for existing technologies may place iVoice Technology at a competitive disadvantage in the marketplace for its products. As no current research and development program currently exists within iVoice Technology, any future research and development programs could cause us to incur substantial fixed costs which may result in such programs being prohibitively expensive to initiate without substantial additional financing being obtained on favorable terms. Also, the lack of any current research and development program may result in an extended launch period for a research and development program at a point in our business when time is of the essence. These delays could have a material adverse effect on the amount and timing of future revenues.

      Such limited research and development may also adversely affect the ability of iVoice Technology to test any new technologies which may be established in the future in order to determine if they are successful. If they are not technologically successful, our resulting products may not achieve market acceptance and our products may not compete effectively with products of our competitors currently in the market or introduced in the future.

If iVoice Technology must restructure its operations, valuable resources will be diverted from other business objectives.

      We intend to continually evaluate our product and corporate strategy. We have in the past undertaken, and will in the future undertake, organizational changes and/or product and marketing strategy modifications. These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes. Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts.

Potential software defects and product liability could result in delays in market acceptance, unexpected costs and diminished operating results.

      Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. Software defects could result in delays in market acceptance or unexpected reprogramming costs, which could materially adversely affect our operating results. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions limiting our liability may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim may have a material adverse effect on our business, operating results and financial condition.

iVoice Technology relies on third party technologies which may not support iVoice Technology products.

      Our software products are designed to run on the Microsoft(R) Windows(R) operating system and with industry standard hardware. Although we believe that the operating systems and necessary hardware are and will be widely utilized by businesses in the corporate market, businesses may not actually adopt such technologies as anticipated or may in the future migrate to other computing technologies that we do not support. Moreover, if our products and technology are not compatible with new developments from industry leaders such as Microsoft, our business, results of operations and financial condition could be materially and adversely affected.

iVoice Technology faces aggressive competition in many areas of the business, and the business will be harmed if iVoice Technology fails to compete effectively.

      We encounter aggressive competition from numerous competitors in many areas of our business. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. We may not be able to compete effectively with these competitors. Our competition may engage in research and development to develop new products and periodically enhance existing products in a timely manner, while we have no established plan or intention to engage in any manner of research or development. We anticipate that we may have to adjust the prices of many of our products to stay competitive. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines. The market in which we compete is influenced by the strategic direction of major computer hardware manufacturers and operating system software providers.

We may not be able to access sufficient funds when needed.

      We are dependent on external financing to fund our operations. Our financing needs are expected to be provided through the possible sale of our Class A Common Stock on the terms of the Standby Equity Distribution Agreement with Cornell Capital Partners.

      However, Cornell Capital Partners is under no obligation to purchase any shares of our Class A Common Stock under the Standby Equity Distribution Agreement, unless we satisfy certain conditions, including the registration statement relating to such Class A Common Stock having been declared effective. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." If iVoice Technology cannot satisfy the conditions for drawing on the equity line of credit, we will not have sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access financing under the Standby Equity Distribution Agreement in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

Our obligations under the secured promissory note are secured by substantially all of our assets.

      Our obligations under the secured promissory note issued to Cornell Capital Partners are secured by substantially all of our assets. As a result, if we default under the terms of the secured promissory note, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cause operations to cease.

Jerome Mahoney, the Non-Executive Chairman of the Board of iVoice Technology, may have control over the management and direction of iVoice Technology.

      Mr. Mahoney will have the right to convert $190,000 of indebtedness, together with any accrued but unpaid interest on the indebtedness, into 190,000 shares (plus shares receivable upon conversion of accrued and unpaid interest on the promissory note) of iVoice Technology Class B Common Stock, which Class B Common Stock is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which the Company had ever issued its Class A Common Stock. Interest accrues on the outstanding principal balance of the note at a rate of 2% per annum. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. Each share of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. If Mr. Mahoney converts his indebtedness into 190,000 shares of Class B Common Stock, he will have voting rights equal to 19,000,000 shares of Class A Common Stock and will have control over the management and direction of iVoice Technology, including the election of directors, appointment of management and approval of actions requiring the approval of stockholders.

      In addition, Mark Meller, our President, Chief Executive Officer and Chief Financial Officer, has granted an irrevocable proxy to Jerome Mahoney (or his designee) to vote and exercise all voting and related rights with respect to certain shares of our Common Stock that are owned at any time by Mr. Meller.

iVoice Technology's management team is new and its working relationships are untested.

      We have only recently assembled our management team as part of the Distribution and changes in our operating structure. Some members of our management team have worked with each other in the past, although at this time we cannot assess the effectiveness of their working relationships after the Distribution. As a result, we may be unable to effectively develop and sell our software products and iVoice Technology, as a business, may fail.

iVoice Technology relies on intellectual property and proprietary rights which may not remain unique to iVoice Technology.

      We regard our software as proprietary and underlying technology as proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and copyright, patent, trademark and trade secret laws.

      We do not have any patents or statutory copyrights on any of our proprietary technology that we believe to be material to our future success. Our future patents, if any, may be successfully challenged and may not provide us with any competitive advantages. We may not develop proprietary products or technologies that are patentable and other parties may have prior claims.

      In selling our products, we rely primarily on shrink-wrap licenses that are not signed by licensees. Therefore, such licenses may be unenforceable under the laws of some jurisdictions. In addition, existing copyright laws afford limited practical protection. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as do the laws of the United States.

      Patent, trademark and trade secret protection is important to us because developing and marketing new technologies and products is time-consuming and expensive. We do not own any U.S. or foreign patents or registered intellectual property. We may not obtain issued patents or other protection from any future patent applications owned by or licensed to us.

      Our competitive position is also dependent upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.

      There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology substantially equivalent or superseding proprietary technology. Furthermore, there can be no assurance that any confidentiality agreements between us and our employees will provide meaningful protection of our proprietary information, in the event of any unauthorized use or disclosure thereof. As a consequence, any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations.

iVoice Technology may become involved in future litigation, which may result in substantial expense and may divert our attention from the implementation of our business strategy.

      We believe that the success of our business depends, in part, on obtaining intellectual property protection for our products, defending our intellectual property once obtained and preserving our trade secrets. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from our business, and may not adequately protect our intellectual property rights.

      In addition, we may be sued by third parties who claim that our products infringe the intellectual property rights of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in technology patents involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether valid or not, could result in substantial costs, place a significant strain on our financial resources, divert management resources and harm our reputation. Such claims could result in awards of substantial damages, which could have a material adverse impact on our results of operations. In addition, intellectual property litigation or claims could force us to:

      o cease licensing, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely effect our revenue;

      o obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and

      o     redesign our products, which would be costly and time-consuming.

iVoice Technology may incur increased expenses after the administrative services agreement with iVoice is terminated.

      In connection with its spin-off, iVoice Technology entered into an administrative services agreement with iVoice. Under this agreement, iVoice is providing iVoice Technology with services in such areas as inventory purchasing, material and inventory control, employee benefits administration, payroll, financial accounting and reporting, and other areas where iVoice Technology needs assistance and support. The agreement will continue on a month-to-month basis. Upon termination of the agreement, iVoice Technology will be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which iVoice Technology has been required to pay under the administrative services agreement.

Risks related to this Offering

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

      Sales of our common stock in the public market following this offering could lower the market price of our Class A Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

      Upon issuance of the maximum number of shares being registered in connection with the equity line of credit (including the commitment fee) and the placement agent fee, there will be an additional 1,053,781,579 shares of Class A Common Stock outstanding. All of these shares of our Class A Common Stock may be immediately resold in the public market upon effectiveness of the registration statement of which this prospectus is a part.

Our common stock is deemed to be "penny stock" which may make it more difficult for investors to sell their shares due to suitability requirements.

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3A51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

      o     with a price of less than $5.00 per share;

      o     that are not traded on a "recognized" national exchange;

      o whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o in issuers with net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether in investment in a penny stock is a suitable investor for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

If we are able to sell shares of our Class A Common Stock to Cornell Capital Partners, stockholders would experience significant dilution from such sale of shares.

      Under the terms our equity line of credit with Cornell Capital Partners, if we satisfy the conditions therein, iVoice Technology may issue and sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of up to $10.0 million. As stated above under " -- We may not be able to access sufficient funds when needed," our agreement with Cornell Capital Partners provides that our ability to obtain funds will be subject to the satisfaction of certain conditions that we may not be able to satisfy. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." If we are able to sell such shares of Class A Common Stock to Cornell Capital Partners, such sale of shares will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Common Stock could decline. In addition, if our stock price declines, the price at which we sell such shares to Cornell Capital Partners could decrease, and we would need to issue a greater number of shares of our Class A Common Stock under the Standby Equity Distribution Agreement. If our stock price is lower, then iVoice Technology stockholders would experience greater dilution.

The investor under the line of credit will pay less than the then-prevailing market price of our Class A Common Stock.

      The Class A Common Stock to be issued under the equity line of credit will be issued at a 5% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

      Further, because the investor under the equity line of credit will acquire our Class A Common Stock at a discount, it will have an incentive to sell immediately in order to realize a gain on the difference. This incentive to sell immediately into the public market to realize a gain on the difference accelerates if the market price of our Class A Common Stock declines.

The selling stockholders intend to sell their shares of Class A Common Stock in the public market, which sales may cause our stock price to decline.

      The selling stockholders intend to sell the shares of Class A Common Stock being registered in this offering in the public market. That means that up to 1,053,781,579 shares of Class A Common Stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

The sale of our stock under our equity line of credit could encourage short sales by third parties, which could contribute to the further decline of our stock price.

      The significant downward pressure on the price of our Class A Common Stock caused by the sale of material amounts of Class A Common Stock under the equity line of credit could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

Prior to the Distribution, there was no trading market for our Class A Common Stock, it may be relatively thinly traded and we cannot predict the extent to which a trading market will develop.

      Prior to the Distribution, our Class A Common Stock was not traded on any market. We expect that, if and when a trading market develops in our Class A Common Stock, it will be thinly traded compared to larger more widely known companies. Thinly traded Class A Common Stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the Class A Common Stock will develop or be sustained after the Distribution and this offering.

The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by other people participating in this offering.

      The price in this offering will fluctuate based on the prevailing market price of the Class A Common Stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

The issuance of shares of Class A Common Stock in connection with this offering could result in a change of control.

      We are registering 1,053,781,579 shares of Class A Common Stock in this offering. These shares represent more than 96.8% of our outstanding Class A Common Stock, and we anticipate all such shares will be sold in this offering. If all or any significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of iVoice Technology by electing its or their own directors.

          CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Our Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The table identifies the selling stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with iVoice Technology, except as follows:

      Cornell Capital Partners has outstanding loans to iVoice Technology in the aggregate amount of $700,000 as of February 28, 2005, which is evidenced by a secured promissory note. The secured promissory note is secured by a first priority security interest in substantially all of the assets of iVoice Technology.

      On August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. On February 28, 2005, the Standby Equity Distribution Agreement was terminated. On March 9, 2005, we obtained a non-binding letter of commitment from Cornell Capital Partners to provide a $10 million standby equity line of credit.

      On September 22, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., pursuant to which we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of $10.0 million. The maximum amount of each advance amount is $500,000 per advance notice. A minimum of seven trading days must pass between each advance notice. Cornell Capital Partners, L.P. will purchase shares of our Class A Common Stock for a 5% discount to the prevailing market price of our Class A Common Stock. In addition, Cornell Capital Partners will retain 6% of each advance under the equity line of credit, and will receive a one-time commitment fee, payable in shares of iVoice Technology Class A Common Stock, of 1.5% of the initial outstanding shares of Class A Common Stock (exclusive of shares issuable under the equity line of credit) on the date that the registration statement of which this prospectus is a part becomes effective. Cornell Capital Partners has informed us that it intends to sell any shares purchased under the equity line of credit at the then prevailing market price. The obligation of Cornell Capital Partners to purchase shares under the equity line of credit terminates upon the suspension of the effectiveness of the registration statement of which this prospectus is a part for an aggregate of fifty days or the failure of iVoice Technology to remedy a material breach of the Standby Equity Distribution Agreement within thirty days of receipt of notice. The initial closing under the Standby Equity Distribution Agreement and each subsequent closing of a purchase and sale of shares is subject to satisfaction of customary conditions. iVoice Technology will be entitled to commence drawing funds under this agreement when the Class A Common Stock issuable under the equity line of credit is registered for resale by Cornell Capital Partners with the Securities and Exchange Commission and the authorization for quotation on the National Association of Securities Dealers Over-the-Counter Bulletin Board is obtained and maintained, and the equity line of credit will remain outstanding for two years thereafter. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing partner of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

      In August 2004, iVoice Technology entered into an agreement with Sloan Securities to act as an agent for the private placement of shares of our Class A Common Stock to Cornell Capital Partners pursuant to the August 12, 2004 Standby Equity Distribution Agreement. On February 28, 2005, the placement agent agreement was terminated. Under the placement agent agreement entered into on September 22, 2005, iVoice Technology has agreed to issue to Monitor Capital on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part.


      The table follows:

                                                                                                         Percentage of
                                                                                                       Outstanding Shares
                            Shares Beneficially      Shares to be Acquired       Shares to be Sold    Beneficially Owned
  Selling Stockholder      Owned Before Offering    under the Line of Credit     in the Offering        After Offering
  -------------------      ---------------------    ------------------------     -----------------    ------------------
Cornell Capital

Partners, L.P.                          0              1,052,781,579(2)            1,052,781,579               0%

Monitor Capital, Inc.           1,000,000(1)                       0                   1,000,000               0%

Total                           1,000,000              1,052,781,579               1,053,781,579               0%

(1) The shares of Class A Common Stock indicated are issuable upon payment of the placement agent fee based upon a price of $.01 per share. Once a market price is determined, the sale price for the placement agent fee and then the sale price for the shares available under the equity line of credit can be determined by reference to the formula described above.

(2) Includes the 150,000 shares of Class A Common Stock issuable as a commitment fee.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our Class A Common Stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of Class A Common Stock by the selling stockholders in this offering. However, we will receive the proceeds from the sale of shares of Class A Common Stock to Cornell Capital Partners under the proposed equity line of credit. Under the terms of the proposed equity line of credit, the purchase price of the shares under the equity line of credit will be equal to 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five trading days immediately following the date of a notice from iVoice Technology to Cornell Capital Partners requiring it to advance funds to us under the proposed equity line of credit. Under the terms of the proposed equity line of credit, Cornell Capital Partners will retain 6% of each advance made to us.

      For illustrative purposes, iVoice Technology has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the equity line of credit. For the purposes of this table, iVoice Technology assumes a purchase price per share of Class A Common Stock of $.0095, equal to 95% of an assumed market price of $.01 per share (526,315,789 and 1,052,631,579 shares of Class A Common Stock, respectively). The table assumes estimated offering expenses of $182,990, repayment of a secured promissory note issued to Cornell Capital of approximately $767,000 (including accrued and unpaid interest), plus the 6% retainage fee.

Gross Proceeds                                        $5,000,000    $10,000,000
Net Proceeds                                           4,517,010      9,217,010

--------------------------------------------------------------------------------
Use of Proceeds:                                          Amount         Amount
--------------------------------------------------------------------------------
Sales and Marketing                                     $500,000     $1,000,000
Repayment of secured promissory notes                    767,000        767,000
Working Capital and general corporate                  3,250,010      7,450,010
purposes which include employee salaries, cost of
additional personnel, support and management
systems, legal and professional costs, and
capital costs for computers, related equipment,
and, potentially, acquisitions of other companies
Total                                                 $4,517,010     $9,217,010
                                                      ==========     ===========

      Except for the equity line of credit and the issuance of secured promissory notes, the Company has no other significant sources of working capital or cash commitments. In addition, management cannot be certain that it will generate significant revenue from product sales. No assurance can be given that iVoice Technology will raise sufficient funds from such financing arrangements, or that the Company will ever produce sufficient revenues to sustain its operations or, that a market will develop for its common stock upon which a significant amount of the Company's financing is dependant. If iVoice Technology is unable to recognize sufficient proceeds from these arrangements, however, management believes that iVoice Technology can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital. In such event, assuming the receipt of the minimum $500,000 proceeds from the equity line of credit, management believes that iVoice Technology could maintain its operations for 12 months.

                              EQUITY LINE OF CREDIT

Summary

      On August 12, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. On February 28, 2005, the Standby Equity Distribution Agreement was terminated. On March 9, 2005, we obtained a non-binding letter of commitment from Cornell Capital Partners to provide a $10 million standby equity line of credit. On September 22, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners pursuant to which we may, at our discretion, periodically sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of up to $10.0 million. For each share of Class A Common Stock purchased under the equity line of credit, Cornell Capital Partners will pay 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our Class A Common Stock is traded during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 6% of each advance under the equity line of credit. The sale of the shares under the equity line of credit is conditioned upon us registering the shares of Class A Common Stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

Equity Line of Credit Explained

      Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of Class A Common Stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of Class A Common Stock to Cornell Capital Partners and Cornell Capital Partners will pay the advance amount.

      We may request advances under the equity line of credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10.0 million or two years after the effective date of the accompanying registration statement, whichever occurs first.

      The maximum amount of each advance amount is $500,000 per advance notice. The amount available under the equity line of credit is not dependent on the price or volume of our Class A Common Stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the equity line of credit.

      We cannot predict the actual number of shares of Class A Common Stock that will be issued pursuant to the equity line of credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our Class A Common Stock that will be issued using certain assumptions. For example, if iVoice Technology issued 1,052,781,579 shares of Class A Common Stock to Cornell Capital Partners (i.e., the number of shares needed to raise the maximum amount available under the equity line of credit at a price of $0.01 per share, including the commitment fee) for gross proceeds of $10,000,000, these shares would represent greater than 96.8% of our outstanding Class A Common Stock upon issuance.

      iVoice Technology is registering for resale by Cornell Capital Partners a total of 1,052,781,579 shares of Class A Common Stock issuable under the equity line of credit. The issuance of the shares under the equity line of credit may result in a change of control. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of iVoice Technology by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the equity line of credit to the same purchaser.

      Proceeds used under the equity line of credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

      We expect to incur expenses of approximately $[182,990] consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital Partners will retain 6% of each advance. In connection with the equity line of credit, iVoice Technology will pay Cornell Capital Partners in shares of iVoice Technology Class A Common Stock a one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock on or about the date of effectiveness of the registration statement of which this prospectus is a part.

                                PLAN OF OFFERING

      The selling stockholders have advised us that the sale or distribution of iVoice Technology's Class A Common Stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of iVoice Technology's shares of Class A common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of iVoice Technology's shares of Class A Common Stock are quoted. However, the selling stockholders are advised that the registration statement of which this prospectus is a part may not cover sales by pledgees or transferees of the selling stockholders and if this prospectus is to be used in connection with the resale of any of the shares acquired by Cornell Capital Partners, a post-effective amendment to the registration statement of which this prospectus is a part must be filed to include disclosure required by Item 507 of Regulation S-B with respect to additional selling stockholders and such post-effective amendment must be declared effective prior to its use.

      Any transactions by the selling stockholders may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of iVoice Technology's Class A Common Stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of Class A Common Stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of our Class A Common Stock may be deemed to be underwriters, and any profit on the sale of our Class A Common Stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act in connection with the sale of Class A Common Stock under the equity line of credit. Under the terms of the equity line of credit, Cornell Capital Partners will pay iVoice Technology 95% of the lowest closing bid price of iVoice Technology's Class A Common Stock on the Over-the-Counter Bulletin Board or other principal trading market on which our Class A Common Stock is traded during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. In addition, Cornell Capital Partners will retain 6% of the proceeds of each advance received by iVoice Technology under the equity line of credit. The 5% discount, the 6% retained amount, and the one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock are underwriting discounts.

      Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in iVoice Technology's stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing iVoice Technology's common stock.

      Monitor Capital is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of Class A Common Stock that it will receive as a placement agent fee from iVoice Technology in connection with the private placement of shares of our Class A Common Stock to Cornell Capital Partners under the equity line of credit. Under the placement agent agreement, iVoice Technology agreed to issue to Monitor Capital on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement covering the Distribution. Any discount to market price is an underwriting discount.

      Monitor Capital is a privately owned investment bank and brokerage firm. Monitor Capital does not intend to make a market in iVoice Technology's stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing iVoice Technology's common stock.

      Under the securities laws of certain states, shares of our Class A Common Stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of our Class A Common Stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $182,990, as well as retention of 6% of the gross proceeds received under the equity line of credit. The estimated offering expenses consist of: a SEC registration fee of $1,240, printing expenses of $25,000, accounting fees of $16,750, legal fees of $100,000 and miscellaneous expenses of $40,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of our Class A Common Stock under the equity line of credit.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of our Class A Common Stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Class A Common Stock of iVoice Technology while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the offering is taking place. Cornell Capital Partners can cover any short positions only with shares received from iVoice Technology under the equity line of credit. The selling stockholders are advised that if a particular offer of Class A Common Stock is to be made on terms constituting a material change from the information set forth above with respect to this Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      You should read the following discussion in conjunction with our audited financial statements and related notes included elsewhere in this prospectus. Our fiscal year currently ends on December 31, and each of our fiscal quarters ends on the final day of a calendar quarter (each March 31, June 30 and September 30). The following discussion contains forward-looking statements. Please see "Cautionary Statement Regarding Forward-Looking Statements" for a discussion of uncertainties, risks and assumptions associated with these statements.

Overview

      Prior to August 5, 2005, the Company's previous financial results and operations were reflected in the consolidated financial statements and accounting records of iVoice, and reflected significant assumptions and allocations. These financial statements do not necessarily reflect the financial position, results of operations and cash flows of iVoice Technology had it been a stand-alone entity.

      iVoice Technology seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide iVoice Technology with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. As such, iVoice Technology's business will be formed from the contribution by iVoice of certain assets and related liabilities on or about the effective date of the registration statement of which this prospectus is a part. In connection with the spin-off of iVoice Technology by iVoice, iVoice assigned and conveyed to iVoice Technology its

IVR software business and related liabilities, including all intellectual property of iVoice relating to the IVR software business. The board and management of iVoice elected not to transfer any part of its working cash balance to iVoice Technology. Based upon the current intention of iVoice Technology not to conduct any research and development or hire additional employees and instead focus on the sale of the existing IVR technology, the board has determined that, on balance, iVoice Technology has the ability to satisfy its working capital needs as a whole. The board and management of iVoice also determined that iVoice Technology has the ability to obtain financing to satisfy any addition working capital needs as a stand-alone company.

      The emerging nature of the interactive voice response industry and unforeseen expenses from the separation from iVoice, make it difficult to assess the future growth of iVoice Technology.

      The IVR software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, iVoice Technology's business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations. Following the Distribution, iVoice Technology will develop and maintain its own credit and banking relationships and perform its own financial and investor relations functions. iVoice Technology may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management's time and other resources.

      iVoice Technology has received a going concern opinion from its auditors. Its continuation as a going concern is dependent upon obtaining the financing necessary to operate its business. The financing of our working capital needs are expected to be provided, in large part, from the sale of Class A Common Stock to Cornell Capital Partners pursuant to the terms of the Standby Equity Distribution Agreement. However, Cornell Capital Partners is under no obligation to purchase any shares of our Class A Common Stock unless certain conditions are met by iVoice Technology, including having the registration statement of which this prospectus is a part declared effective by the SEC. See "- Liquidity and Capital Resources." If iVoice Technology cannot fund its working capital needs under the Standby Equity Distribution Agreement with Cornell Capital Partners, we will be unable to obtain sufficient capital resources to operate our business, and have no other plans to obtain alternative financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient working capital funding will have an immediate material adverse effect upon our financial condition and our business.

Separation from iVoice

      iVoice Technology was incorporated under the laws of the State of New Jersey on November 10, 2004, as a wholly-owned subsidiary of iVoice. iVoice Technology will have no material assets or activities until the contribution of the IVR software business described in this prospectus. After the Distribution, iVoice Technology will be an independent public company, with iVoice having no continuing ownership interest in iVoice Technology.

      On November 11, 2004, iVoice Technology received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc., a Nevada corporation and affiliate of iVoice Technology. These agreements, contracts, understandings and other instruments consisted of the documentation relating to the issuance of the secured convertible debentures and the equity line of credit, the employment agreements with Mr. Mahoney and, our former Chief Executive Officer and President, Arie Seidler and the administrative services agreement. Since this assignment, iVoice Technology Nevada has no operating business, assets or known liabilities, and is currently in the process of being dissolved. When we refer to or describe any agreement, contract or other written instrument of iVoice Technology in this prospectus, such references may be to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and assigned to iVoice Technology.

      iVoice Technology's financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and reflect the historical financial position, results of operations, and cash flows of the business transferred to iVoice Technology by iVoice as part of the Distribution. The financial information included in this prospectus, however, is not necessarily indicative of what iVoice Technology's results of operations or financial position would have been had it operated as an independent company during the periods presented, nor is it necessarily indicative of its future performance as an independent company.

      iVoice Technology operates the IVR software business. iVoice Technology intends to use a portion of the proceeds from any financing arrangements, on sales and marketing efforts for IVR. It is unclear whether such efforts will result in a reasonably successful operating business due to iVoice's previous lack of sales and marketing efforts on IVR, iVoice Technology's lack of operating history, the current economic environment and, more specifically, the uncertainty of the telecommunications market.

      As of August 5, 2005, iVoice Technology assigned, contributed and conveyed to iVoice Technology the iVoice corporate assets, liabilities and expenses related to the IVR software business, including the IVR software and all intellectual property of iVoice relating to the IVR software business and the assignment of iVoice's existing agreements and arrangements with dealers and resellers. This assignment, contribution and conveyance of assets, liabilities and expenses was based on an estimate of the proportion of such amounts allocable to iVoice Technology, utilizing such factors as total revenues, employee headcount and other relevant factors. iVoice Technology believes that these allocations have been made on a reasonable basis. iVoice Technology believes that all costs allocated to iVoice Technology are a reasonable representation of the costs that iVoice Technology would have incurred if iVoice Technology had performed these functions as a stand-alone company.

      In conjunction with the separation of the IVR software business from iVoice, iVoice Technology entered into an administrative services agreement with iVoice for the provision of certain services by iVoice to iVoice Technology following the Distribution. This agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself. See "Relationship Between iVoice and iVoice Technology Following the Distribution" for a description of the administrative services agreement. Following termination of the administrative services agreement, we expect that iVoice Technology will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and iVoice Technology. iVoice Technology has no current intention to terminate the administrative services agreement, seek replacement services or provide services for itself in the near future.

      iVoice announced in September 2004 its intention to distribute its shares of our Class A Common Stock to its stockholders upon effectiveness of required Securities and Exchange Commission filings. Our shares of Class A Common Stock were distributed to iVoice's stockholders on or about August 10, 2005.

Results of Operations for the Year Ended December 31, 2004 as Compared with the Year Ended December 31, 2003

      All revenues reported by iVoice Technology are derived from the sale or license of our interactive voice response software products, which enable a caller to obtain requested information in voice form from a local or non-local database. Total revenues for the year ended December 31, 2004 and December 31, 2003 were $239,114 and $303,756 respectively. The $64,642 decrease in revenue between the year ended December 31, 2004 and the year ended December 31, 2003 was the result of fewer units being sold in 2004 as compared to 2003, reflecting a weaker demand for the product offset by increases in other revenue. The IVR business has only operated as a division and/or a subsidiary of iVoice and has never operated on a stand-alone basis. The low sales volume of the IVR business is attributable to the minimal resources made available by iVoice for the sales and marketing of the interactive voice response software products. Management feels that the sales of the interactive voice response software products may increase if greater financial and operational resources were made available for the sales and marketing of the products. If iVoice Technology can obtain funds under the proposed equity line of credit, iVoice Technology will be able to devote more resources to operating the business. See -- "Liquidity and Capital Resources."

      Gross margin for the year ended December 31, 2004 and December 31, 2003 was $166,244 (69.5%) and $180,665 (59.5%), respectively. The increase in gross margin is a result of a change in the products and services mix being sold. At times, contracts require iVoice Technology to provide more service in a sale than might otherwise be typical, resulting in a change in gross margin. In the year ending December 31, 2004, iVoice Technology provided more consulting and maintenance services, which have higher gross margins than the sale of software products.

      Total operating expenses decreased to $863,456 for the year ended December 31, 2004 from $965,341 for the year ended December 31, 2003, a decrease of $101,885 or 10.6%. This decrease in the current year is primarily attributable to reductions in research and development and amortization expenses offset by increases in accrued professional and consulting fees in connection with financing the operation of the business and the anticipated registration of shares of iVoice Technology. The reductions in research and development expense reflect a decrease in the number of employees performing research and development functions.

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

      As of December 31, 2004, iVoice Technology had five employees, four of whom are full-time and one of whom is part-time.

      The loss from operations for the year ended December 31, 2004 was $(697,212) compared to $(784,676) for the year ended December 31, 2003, a decrease of $87,464. As discussed above, this decrease was primarily attributable to reductions in research and development and amortization expenses offset by increases in accrued professional and consulting fees incurred in connection with financing the operation of the business and the anticipated registration of shares of iVoice Technology.

      Total expenses for the year ended December 31, 2004 were $780,915 as compared to $346,744 for the year ended December 31, 2003, an increase of $434,171. During the year ended December 31, 2004, iVoice Technology recorded $31,487 of interest expense and $850,555 of financing costs. Of the financing costs, $794,555 was attributed to allocations from the parent for stock issued and fees paid to Cornell Capital for initial and additional financing arrangements during 2004 and $56,000 was paid to Cornell Capital for fees related to the issuance of $560,000 of secured convertible debentures. Interest expense included accrued interest on the secured debentures of $7,044 in 2004. A significant portion of iVoice, Inc.'s interest expense was allocated to iVoice Technology in 2004 and 2003 as a result of the funding for the loss from operations. These amounts are $24,443 and $516,719, respectively. Other income primarily consists of $57,237 related to the write-off of certain accounts payable and $52,337 in interest income. In future periods, iVoice Technology will incur additional interest expense and additional fees related to the borrowings from the promissory note issued in replacement of the convertible debentures and the anticipated sale of shares under the equity line of credit to fund working capital needs. There is no assurance that iVoice Technology will be able to raise funds by selling its common stock.

Results of Operations for the Six Months Ending June 30, 2005 as Compared with the Six Months Ending June 30, 2004.

      All revenues reported by iVoice Technology are derived from the sale or license of our interactive voice response software products, which enable a caller to obtain requested information in voice form from a local or non-local database. Total revenues for the six months ended June 30, 2005 and June 30, 2004 were $70,838 and $131,006, respectively. The $60,168 decrease in revenue between the six months ended June 30, 2005 and the six months ended June 30, 2004 was the result of fewer turn-key systems being sold in 2005 as compared to 2004. Until August 5, 2005 the IVR business only operated as a division and/or a subsidiary of iVoice and had never operated on a stand-alone basis. The low sales volume of the IVR business is attributable to the minimal resources made available by iVoice for the sales and marketing of the interactive voice response software products. Management feels that the sales of the interactive voice response software products may increase if greater financial and operational resources were made available for the sales and marketing of the products. If iVoice Technology can obtain funds under the equity line of credit, iVoice Technology will be able to devote more resources to operating the business. See "Liquidity and Capital Resources."

      Gross margin for the six months ended June 30, 2005 and June 30, 2004 was $70,100 (99%) and $78,188 (59.7%), respectively. Revenues in the six months ended June 30, 2005 contained very little hardware and had very little direct costs. Software and maintenance revenue has a very low direct cost content. The increase in gross margin rate is a result of a change in the hardware and software mix being sold as compared to the same period in the prior year. The decrease in gross margin dollars is the result of lower sales.

      Total operating expenses decreased to $198,653 for the six months ended June 30, 2005 from $568,089 for the six months ended June 30, 2004, a decrease of $369,436 or 65%. This decrease in the current six month period is primarily attributable to reductions in the allocated costs from iVoice. In the six months ended June 30, 2004, iVoice accrued professional and consulting fees in connection with financing the operation of the business and the anticipated registration of shares of iVoice Technology. The reductions in allocated selling and research and development expenses reflect a decrease in the number of employees performing these functions.

      As of June 30, 2005, iVoice Technology had one full-time employee and two part-time employees.

      The loss from continuing operations before other income (expense) for the six months ended June 30, 2005 was $128,553 compared to a loss of $489,901 for the six months ended June 30, 2004, a decrease in the loss of $361,348. As discussed above, this decrease was primarily attributable to reductions in allocated selling, research and development and accrued professional and consulting fees incurred in connection with financing the operation of the business and the anticipated registration of shares of iVoice Technology.

      Total other income (expense) for the six months ended June 30, 2005 were an expense of $28,620 as compared to an expense of $837,946 for the six months ended June 30, 2004, a decrease of $809,326. During the six months ended June 30, 2005, iVoice Technology recorded $14,000 for financing costs, $16,359 of interest expense and $1,739 of interest income. In the six months ending June 30, 2004, iVoice, Inc allocated $888,146 for financing costs, $10,750 for interest expenses and $60,950 for other income to iVoice Technology. The allocated finance costs were for fees paid to Cornell Capital for initial and additional financing arrangements. The allocated other income was primarily from interest earned on the cash accounts. The allocated interest expense was for accrued interest on related party debts.

      Net loss for the six months ending June 30, 2005 was $157,173 as compared to a loss of $1,327,847 for the six months ending June 30, 2004. The decrease in net loss of $1,170,674 was the result of the factors discussed above.

Liquidity and Capital Resources

      To date, iVoice Technology has incurred substantial losses, and will require financing for working capital to meet its operating obligations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

      On August 12 and November 19, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. On February 28, 2005, iVoice Technology's obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, with an additional loan of $140,000 bringing the promissory note to an aggregate principal amount of $700,000. The promissory note accrues interest at rate of 12% per annum, but is not convertible into any equity security of iVoice Technology. In connection with the issuances of the secured convertible debentures, iVoice Technology paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, iVoice Technology received a credit for fees that would otherwise have been payable upon the issuance of the $560,000 in replacement notes. iVoice Technology paid Cornell Capital a fee of $14,000 in connection with its $140,000 additional borrowing. The Company's obligations under the secured promissory note issued to Cornell Capital Partners are secured by a first priority security interest in substantially all of our assets. iVoice has also guaranteed the payment of all amounts payable by iVoice Technology pursuant to the secured promissory note. This guaranty terminated on August 5, 2005.

      On March 9, 2005, iVoice Technology received a non-binding letter of intent from Cornell Capital whereby Cornell Capital offered, subject to satisfaction of certain conditions, to purchase shares of iVoice Technology's common stock upon the terms set forth in the non-binding letter of intent and the definitive documentation to be executed after satisfaction of those closing conditions. On September 22, 2005, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital, pursuant to which iVoice Technology may, from time to time, issue and sell to Cornell Capital Partners our Class A Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares is 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also be payable at the time of funding. In addition, Cornell Capital Partners is entitled to receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that a registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective.

      However, Cornell Capital Partners is under no obligation to purchase any shares of Class A Common Stock unless certain conditions are met by iVoice Technology, including having the registration statement relating to the Standby Equity Distribution Agreement declared effective. If iVoice Technology cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of the Standby Equity Distribution Agreement, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain alternative financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business. Management believes that its going-forward expenses for the twelve months following the date of this prospectus will be approximately $432,000, which includes salaries for iVoice Technology's officers and employees, and assuming iVoice Technologies has no revenues in such period, iVoice Technology expects to incur liabilities, for the year ending December 31, 2005 of approximately $432,000. Management has no current plan to hire additional employees, perform additional research and development or purchase additional equipment or services beyond the requirements of the administrative services agreement with iVoice. Management believes that the deficiency between the Company's expenses and net revenues will be more than covered by the cash available from the proceeds of the secured promissory note. If there are additional deficiencies that are in excess of the proceeds of the secured promissory note, and iVoice Technology is unable to obtain funds from the sale of our Class A Common Stock to Cornell Capital Partners, management believes that iVoice Technology can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

      Except for these two financing agreements, the Company has no other significant sources of working capital or cash commitments. However, no assurance can be given that iVoice Technology will raise sufficient funds from such financing arrangements, or that iVoice Technology will ever produce sufficient revenues to sustain its operations, or that a market will develop for its common stock for which a significant amount of iVoice Technology's financing is dependent upon.

      On August 5, 2005, iVoice Technology assumed an aggregate of $190,000 in liabilities from iVoice and iVoice assigned to iVoice Technology assets having an aggregate book value of $10,000. See "Selected Historical and Pro Forma Financial Information" contained in the financial statements of iVoice Technology at the back of this prospectus. iVoice Technology believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

      iVoice Technology assumed from iVoice outstanding indebtedness in the amount of $190,000 payable to Jerry Mahoney. This amount is related to funds that had been loaned to iVoice in July 2000 that were used to develop the IVR software business. The amount of $190,000 includes approximately $32,110 for interest on the original loan from Jerry Mahoney to iVoice. Pursuant to the terms of the promissory note representing such obligation, iVoice Technology, for value received, will pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either
(i) one share of Class B Common Stock of iVoice Technology, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. iVoice Technology has yet to record this liability on its financial statements, as this indebtedness was not assumed by iVoice Technology until August 5, 2005.

      Mr. Mahoney agreed to forego receiving any shares of iVoice Technology Class A Common Stock he would have been entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.

      iVoice Technology has entered into employment contracts with its Non-Executive Chairman of the Board of Directors and its President, Chief Executive Officer and Chief Financial Officer. As consideration, iVoice Technology agreed to pay Jerome Mahoney the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. Mr. Mahoney will also be entitled to incentive compensation based upon mergers and acquisitions completed by iVoice Technology. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to iVoice Technology in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by iVoice Technology) should his employment be terminated following a change in control, as defined in the employment agreement.

      iVoice Technology entered into an employment agreement as of August 1, 2004 with Mr. Seidler, which agreement was amended on August 12, 2005, to serve as iVoice Technology's President and Chief Executive Officer. Mr. Seidler resigned as iVoice Technology's President and Chief Executive Officer and his employment agreement was terminated on August 26, 2005.

      Following Mr. Seidler's resignation, iVoice Technology entered into an employment agreement with Mark Meller as of August 29, 2005. Mr. Meller will serve as iVoice Technology's President, Chief Executive Officer and Chief Financial Officer for a term of one year. As consideration, iVoice Technology agreed to pay Mr. Meller a base salary of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. Mr. Meller has agreed to forego receipt of $65,000 of his salary until such time that management believes it has sufficient financing in place to fund this obligation. Additionally, the Board of Directors may, in its sole discretion, pay Mr. Meller the balance of his compensation in the form of iVoice Technology Class A or Class B Common Stock. Mr. Meller will also be entitled to certain bonuses based on mergers and acquisitions completed by iVoice Technology. The employment agreement with Mr. Meller provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to iVoice Technology in each of the five prior calendar years (or shorter period during which Mr. Meller shall have been employed by iVoice Technology) should his employment be terminated following a change in control, as defined in the employment agreement.

      During the six months ended June 30, 2005, the Company had a net increase in cash of $46,001. The Company's principal sources and uses of funds were as follows:

      Cash used by operating activities. The Company used $93,999 in cash for operating activities in the six months ended June 30, 2005. This was primarily the result of the cash used to fund the loss from current operating activities.

      Cash provided by financing activities. Financing activities in the six months ended June 30, 2005 provided a total of $140,000 in cash. This consisted of net proceeds from the issuance of the secured promissory note under the financing with Cornell Capital Partners.

Critical Accounting Policies

      The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

      We have identified below the accounting policies, revenue recognition and software costs, related to what we believe are most critical to our business operations and are discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

Revenue Recognition

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. Presently, 100% of the revenues reported by the Company are derived from the licensing of the Company's IVR software. No revenues have been derived from the sale of optional customer support services. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

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

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy not to provide direct customers (as opposed to resellers and dealers) the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      Customers may license the Company's products through our telesales organization and through promotions or reseller agreements with independent third parties. iVoice Technology only permits returns from authorized dealers and resellers of unused inventory, subject to the consent of the Company and a twenty-five percent restocking fee. End users who purchaser products directly from iVoice Technology may not return such products to iVoice Technology under any circumstances. Accordingly, the Company records a provision for product returns and allowances against product revenue in the same period the revenue is recorded. The estimates are based on historical sales returns and other known data as well as market and economic conditions.

      Our current products are not sold through retail distribution channels. Current reseller agreements provide for a limited contractual right of return and do not provide for future price concessions, minimum inventory commitments nor is payment contingent upon the reseller's future sales or our products. Revenues generated from products licensed through marketing channels where the right of return exists, explicitly or implicitly, is reduced by reserves for estimated product returns. Such reserves are estimates based on returns history and current economic and market trends.

Software Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated undiscounted cash flow benefit related to the asset falls below the unamortized cost. The Company develops software for licensing to its customers and capitalizes software development costs when technological feasibility has been established. Software development costs not qualifying for capitalization are expensed and classified as research and development expenses in the statements of operations. Research and development expenses and the capitalization rate will fluctuate from period to period depending upon the number and status of software development projects that are in process and the related number of people assigned to those projects.

      Purchased software and capitalized software development costs are amortized using the greater of the revenue method or the straight-line method with useful lives ranging from three to five years. Amortization expense is classified in costs of revenue on the statements of operations. Our products operate on or with other third party software and operating systems. When determining the useful life of a product we consider factors such as the current state of the technology, operating systems on which our products run, competitive products and the potential use of our products by the end user. Technological advances in software operating systems and other software technologies on which our products rely may shorten the expected life cycle of our products. We make an assessment of the useful lives of our products at each balance sheet date. If that assessment determines that a shortened product life has occurred, we amortize the remaining unamortized balances over the new estimated useful life of the product and provide disclosure regarding a change in estimate in the notes to the financial statements pursuant to Accounting Principles Board Opinion No. 20 "Accounting Changes."

      The Company evaluates the estimated net realizable value of each software product at each balance sheet date. The estimate is based on historical and forecasted net revenue for each product. Net revenue is the product revenue reduced by the estimated costs of revenue and, if in development, the estimated cost to complete the development of the product. When the net book value exceeds the estimate of net realizable value, the Company records a write-down to net realizable value on each product affected. Management's ability to achieve its revenue forecast is subject to judgment, competitive pressures, market and economic conditions and management's ability to successfully license its products to its customers. A change in one or more of these factors may influence management's estimates. Accordingly, currently estimated net realizable values are subject to being reduced resulting in corresponding charges for impairment in the future.

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective for all new variable interest entities created after January 31, 2003. For variable interest entities created or acquired before February 1, 2003, the provisions of FIN 46 become effective for the Company on September 1, 2003. The Company does not expect that the adoption of FIN 46 will have a material impact on its financial position, results of operations or cash flows.

      In April, 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Except as noted below, the Company is required to adopt this statement by the first quarter of the fiscal year, 2004. Certain provisions of this statement relating to SFAS No. 133 implementation issues that have been effective for prior fiscal quarters will continue to be applied in accordance with their respective effective dates. The Company does not expect that the adoption of SFAS No. 149 will have a material impact on its financial position, results of operations or cash flows.

      In May, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for the Company on September 1, 2003. The Company does not expect that the adoption of SFAS No. 150 will have a material impact on the Company's financial position, results of operations or cash flows.

                                  OUR BUSINESS

Background

      iVoice Technology, Inc. (the "Company") was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. It is engaged in the design, manufacture, and marketing of specialized telecommunication equipment. As of June 30, 2005, the Company employed one full-time employee and two part-time employees. iVoice Technology may seek to expand its operations through additional sales and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of iVoice Technology. iVoice Technology may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, iVoice Technology has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

      The following description of our business is intended to provide an understanding of our product and the direction of our initial marketing strategy. As the Company is in its developmental stages, any focus described in the following pages may change and different initiatives may be pursued, at the discretion of Management.

Products

      Our flagship product is IVR, an application generator that allows full connectivity to many databases, including Microsoft Access, Microsoft Excel, Microsoft Fox Pro, DBase, Btrieve, and Paradox, or to standard text files. IVR can be used to read information from, and write information to, databases, as well as query databases and return information. The IVR software is sold as an application generator that gives the end user the ability to develop their own customized IVR application or as a customized turnkey system. IVR performs over 40 different customizable commands. Examples of IVR range from simply selecting announcements from a list of options stored in the computer (also known as audio text) to more complex interactive exchanges such as querying a database for information.

      Properties can be set up for each command, as if the commands were being executed manually. IVR links a phone system to a database to provide customers with 24-hour immediate access to account information, via telephone. With IVR, polished IVR applications are quick and easy to install. No knowledge of computer programming and minimal database knowledge is needed. IVR will execute any created application when a caller dials in. Using DTMF (touch-tone telephones) or speech activation allows callers to interact with the system. Advanced database technology permits reading, writing, appending, searching and seeking database information. A user can record product inventory, set up games, keep a record of patients or customers, and perform other applications. The advanced, innovative technology, backed by a simple, easy-to-use drag-and-drop interface, makes writing applications simple.

      The IVR software also incorporates an Internet access tool, which can be either connected to the IVR system or run as a standalone. This IVR system also has a graphical user interface and provides for Internet access to the system. Once logged onto the Internet, a user can gain access to the IVR system by clicking on a hypertext link for the user's browser. Upon entering the IVR system, the response prompts are in text form rather than voice form. The user can enter selections and get information by clicking on icons or choosing items from menus. Some of the Internet applications available are order processing and transactions, database integration, questions and queries, account status, delivery information, funds transfer, and claims information.

      We are in the process of rolling out Version 3.0 of the IVR software, which incorporates certain upgrades designed to improve stability and performance of the software. Only minor changes are being made to the user interface, and there are no material new features that are readily apparent to the end user. We currently have no plans to engage in future research and development or to launch any additional versions of the IVR software or other products.

Distribution

      As a product line of iVoice, Inc., IVR has produced sales revenues for the past three fiscal years. In the past, iVoice devoted limited resources to the marketing of IVR. The Company's future revenues depend on its ability to develop a customer base through the establishment of a reseller channel using various marketing and sales promotions.

      iVoice Technology will market its products directly, with a sales force, and through more than 100 domestic and international re-sellers. iVoice Technology intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products.

Competition

      The Company competes generally with a number of other manufacturers of supplemental telecommunications software, telecommunications integrators, as well as application service providers (ASPs), which provide IVR software to other businesses and organizations either through internet servers or telecommunication servers. System design and engineering, application technical features, built-in speech recognition capabilities and simplicity of user implementation and administration are the principal characteristics of our IVR that differentiates it from competing products. The markets in which we compete are the IVR enterprise market, in which the customers are generally direct end users and smaller clients with limited capacity requirements and revenue per contract, and the IVR enhanced services market, which consists primarily of service providers and other large organizations who require a greater level of capacity and features.

      The IVR enterprise market is fragmented and highly competitive. The Company's major competitors in this market are Avaya Inc., IBM Corporation, Nortel Networks Limited, Aspect Communications Corporation and Security First Corp. (formerly Edify Corporation). The principal competitive factors in this market include breadth and depth of solution, product features, product scalability and reliability, client services, the ability to implement solutions, and the creation of a referenceable customer base. The Company believes that its product line of solutions, combined with its professional and technical services and its extensive customer base, allow it to compete favorably in this market. However, this market is evolving rapidly, and the

Company anticipates intensified competition not only from traditional IVR vendors but also from emerging vendors with non-traditional technologies and solutions.

      Competition in the IVR enhanced network services market ranges from large telecommunication suppliers offering turnkey, multi-application solutions to "niche" companies that specialize in a particular enhanced service such as prepaid or voicemail. The Company's primary competitors in this market are suppliers such as Comverse Technology, Inc., Unisys Corporation and Lucent Technologies Inc. that provide a suite of enhanced services. Smaller niche players that compete with the Company in various geographies and/or products include GlenAyre Electronics Inc. The Company anticipates that competition will continue from existing and new competitors, some of which have greater financial, technological and marketing resources and greater market share than the Company.

      No assurance can be given that our competitors will not develop new technologies or enhancements to their existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

      As is customary in the telecommunications industry, the Company produces its products from readily available components purchased from a variety of manufacturers. Printed circuit boards and housings are contracted for manufacture according to Company specifications from among many available suppliers. The business of the Company is not seasonal. The Company maintains no special arrangements relating to working capital items, and as far as it is aware this is standard in the industry. The Company is not subject to environmental protection regulations during the foreseeable future. The Company has spent nothing on research and development in the last three fiscal years. None of the Company's present business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the government.

Product Development

      We are in the process of rolling out Version 3.0 of the IVR software, which incorporates certain upgrades designed to improve stability and performance of the software. Only minor changes are being made to the user interface, and there are no material new features that are readily apparent to the end user. We currently have no plans to engage in future research and development or to launch any additional versions of the IVR software or other products.

      iVoice Technology considers its current products to be competitive with products offered by others in its industry segment. It does not foresee spending any significant capital on new product development in the foreseeable future.

Business Development

      Business development objectives at iVoice Technology will be to focus on two primary functions as listed below:

1.    Negotiate and secure strategic alliances related to our IVR products; and

2. Negotiate, secure and manage Original Equipment Manufacturer (OEM) and reseller accounts.

Strategic Alliances

      iVoice Technology's business development efforts will seek to engage and secure strategic alliances with related telecommunications businesses and professional organizations in order to develop co-marketing programs that will expand market share for our products and develop brand recognition. By entering into strategic alliances with companies that offer telecommunications devices or services to businesses or professional organizations whereby appointment setting and scheduling are of vital importance, we will seek to obtain access to an installed customer base as well as new sales opportunities of our products.

Manage OEM and Reseller Accounts

      While we have traditionally sold our product primarily on a direct basis, with our existing officers and employees fulfilling orders received by telephone and the internet, we will seek to obtain new OEM and reseller relationships that will serve as an extension of our sales team which has yet to be hired. We currently have no strategic alliances with any OEMs or resellers other than the existing relationship between iVoice's resellers and iVoice that are being transferred to us by iVoice for our benefit, nor do we have any current material negotiations with any OEM or other reseller. Ideally, an OEM agreement, which provides distribution of our software product along with the manufacturers own telecommunication equipment, could produce the most widespread distribution and acceptance of our product at minimal distribution costs. Many of the OEMs have extensive and established reseller channels that could provide an avenue of distribution for our software. To effectively manage these accounts, we will need to provide these resellers with product literature, pricing, and sales leads as well as technical training and support.

Sales and Marketing

      The IVR enterprise market is characterized by a business environment that has goals to improve customer communication and personalization as well as reduce the costs of customer contact, a historically time-and-money intensive operation. Furthermore, consumers are increasingly taking charge of this important interaction between enterprise and consumer; deciding where, when and how they want this communication. To address this new business paradigm, enterprises are increasingly applying innovative wireless, speech and web technologies to leverage existing customer service infrastructures in the creation of interactive, self-directed service applications. These new applications are designed to put the customer in control of the delivery of the information while allowing the enterprise control of the data. This serves to address the enterprise's objectives of improving the customer experience and reducing operating costs.

      The Company's strengths are reflected in the IVR enterprise market as part of a suite of offerings that can be delivered as components or as part of a total, turnkey solution. These IVR solutions use the latest in technology to allow enterprises to automate increasingly complex interactions, enabling businesses to provide quick and timely communications with customers and business partners. Such technology enables enterprises to communicate with their customers through voice, web, e-mail, facsimile and other forms of communication on a variety of devices, including telephones, PCs, mobile phones and personal digital assistants ("PDAs").

      iVoice Technology will market its products directly and through more than 100 domestic and international re-sellers. The Company intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products.

      The Company is actively seeking strategic relationships with companies to build its developing partner program. The partner program will be built by establishing relationships in basic areas consisting of software and technology solution partners and system integration partners. These relationships will enhance the Company's technological strength, improve its market position, facilitate shorter time-to-market, enhance its ability to deliver end-to-end solutions, and broaden its market coverage.

      Developing market possibilities will be crucial to our success. However, we cannot provide any assurance that we will be able to effectively market and sell our products for these uses or that they will be accepted by our perceived market.

Intellectual Property Rights

      We regard some features of our IVR software and documentation to be proprietary intellectual property. We have been and will be dependent in part on our ability to protect our proprietary technology. We will seek to use copyright, trademarks, trade secret laws, confidentiality agreements and other measures if necessary to establish and protect our rights in our proprietary technology. We have not filed any provisional patent applications with respect to some of our application and intellectual property rights. We are currently reviewing our technologies and processes with our patent attorneys to determine if it is possible to obtain any patents or statutory copyrights on any of our proprietary technology which we believe to be material to our future success. If we were to file for any patent or copyright protection, we cannot be certain that others will not develop substantially equivalent or superseding proprietary technology before any patent or copyright protection is awarded to us. Any provisional patent application requires that we file one or more non-provisional patent applications within 12 months from the date of filing to specify the claims asserted for patent protection. Furthermore, there can be no assurance that any confidentiality agreements between our employees and us will provide meaningful protection of our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

      There can be no assurance that we will not become the subject of claims of infringement with respect to intellectual property rights associated with our products. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time consuming and could result in costly litigation or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims.

Employees

      As of June 30, 2005, we had one full-time employee and two part-time employees. We have entered into employment agreements with our President and Chief Executive Officer (Mr. Meller) and our Non-Executive Chairman of the Board (Mr. Mahoney). Messrs. Mahoney and Meller will not provide services to iVoice Technology on a full-time basis. Many services that would be provided by employees are currently being provided to iVoice Technology by iVoice under the administrative services agreement. We do not currently have any plans to hire additional personnel and we expect our current officers and directors to continue to fulfill orders received by telephone and the internet for iVoice Technology products. However, if iVoice Technology can obtain funds under the equity line of credit, iVoice Technology will be able to devote more resources to expanding its personnel. See " Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

      Within the industry, competition for key technical and management personnel is intense, and there can be no assurance that we can retain our future key technical and managerial employees or that, should we seek to add or replace key personnel, we can assimilate or retain other highly qualified technical and managerial personnel in the future.

Government Regulation

      We are subject to licensing and regulation by a number of authorities in the state and municipality in which we conduct operations. These may include health, safety, and fire regulations. Our operations are also subject to federal and state minimum wage laws governing such matters as working conditions and overtime.

      We are not subject to any necessary government approval or license requirement in order to market, distribute or sell our principal or related products other than ordinary federal, state, and local laws that govern the conduct of business in general.

Legal Proceedings

      iVoice Technology is not party to any material legal proceedings, nor to the knowledge of iVoice Technology, is any such proceeding threatened against it.

Properties

      We do not own any real property. We currently co-occupy the same space as iVoice and are subleasing from iVoice some of the office space located at 750 Highway 34, Matawan, New Jersey. The rent payment for the sublease is currently included in the administrative services agreement. Following the Distribution, we intend to continue subleasing such space pursuant to the administrative services agreement and anticipate no relocation of our offices in the foreseeable future.

                         IVOICE TECHNOLOGY'S MANAGEMENT

      iVoice Technology initially intends to have a board of directors that will consist of two directors. Listed below is certain information concerning individuals who currently serve as directors and executive officers of iVoice Technology. Mr. Mahoney is currently a director of iVoice and we anticipate that Mr. Mahoney will remain a director of both iVoice and iVoice Technology.

                                    Position with                  Director
       Name          Age       iVoice Technology, Inc.               since
------------------   ---    -----------------------------------    --------

Jerome R. Mahoney    43     Non-Executive Chairman of the Board       2004

Mark Meller          45     President and Chief Executive Officer      N/A

Frank V. Esser       66     Director                                  2005

      Jerome R. Mahoney. Mr. Mahoney is iVoice Technology's Non-Executive Chairman of the Board. He has been a director of iVoice since May 21, 1999. Mr. Mahoney is also the Chairman of the Board of Trey Resources, Inc. and has been a director of Trey Resources since January 1, 2002. He is also the Non-Executive Chairman of the Board of Deep Field Technologies, Inc. and SpeechSwitch, Inc. and has been a director of Deep Field Technologies and SpeechSwitch since August 2004. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to 1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, with which iVoice merged on May 21, 1999. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

      Mark Meller. Mr. Meller has been iVoice Technology's President, Chief Executive Officer and Chief Financial Officer since August 29, 2005. Mr. Meller has also been the President, Chief Executive Officer and Chief Financial Officer of Trey Resources, Inc. and a director of Trey Resources, Inc. since September 2003 and the President, Chief Executive Officer and Chief Financial Officer of Deep Field Technologies, Inc. since October 1, 2004. Since 1988, Mr. Meller has been Chief Executive Officer of Bristol Townsend & Co., Inc., a New Jersey-based consulting firm providing merger and acquisition advisory services to middle market companies. From 1986 to 1988, Mr. Meller was Vice President of Corporate Finance and General Counsel of Crown Capital Group, Inc., a New Jersey-based consulting firm providing advisory services for middle market leveraged buy-outs (LBO's). Prior to 1986, Mr. Meller was a financial consultant and practiced law in New York City. He is a member of the New York State Bar.

      Frank V. Esser. Mr. Esser has served as a director of the Company since June 2005. He has been a director of iVoice since February 2004. Mr. Esser functioned as Transfer Agent and Head Bookkeeper in the Treasury Department of Texaco Inc from 1959 to 1968. As a certified public accountant with Ernst & Young from 1968 to 1981, he participated in the audits of major publicly traded companies such as J.P. Stevens & Co., Dynamics Corporation of America, and Phillips - Van Heusen Corporation, along with law firms, banks, manufacturing companies and other organizations, and also participated in the public offerings of equity and debt and the preparation of SEC filings. In 1981, Mr. Esser accepted the position of Corporate Controller with Grow Group, Inc., a Fortune 500 manufacturer of paints, solvents, and household products and became its Chief Financial Officer in 1987. During 1997 and 1998, Mr. Esser was Chief Financial Officer of a privately-held plastics injection molding company. In 1998, Mr. Esser accepted the position of Senior Associate at Beacon Consulting Associates, adding the title of Vice President in 1999, and has been working in such capacities ever since. Mr. Esser holds a BBA degree from Baruch College of the City University of New York and is a Certified Public Accountant in New York State.

      In consideration of Mr. Esser's service as a director of the Company, he will receive a fee of $12,000 for each year of service as a director.

Compensation of Executive Officers

   The following table sets forth compensation information for services rendered by certain of our executive officers in all capacities during the last three completed fiscal years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted, and certain other compensation, if any, whether paid or deferred.


                                                     Summary Compensation Table

                                                                                                 Securities
                                                                 Other Annual     Restricted     Underlying     All Other
Name and Position(s)            Year     Salary($)     Bonus     Compensation       Stock         Options      Compensation
--------------------            ----     ---------     -----     ------------     ----------     ----------    ------------

Jerome R. Mahoney(1)
   Non-Executive Chairman        2004     $21,250        $0           $0              $0             $0             $0
     Of  the Board               2003       $0           $0           $0              $0             $0             $0
                                 2002       $0           $0           $0              $0             $0             $0

Arie Seidler(2)                  2004     $35,417        $0           $0              $0             $0             $0
   President and Chief           2003       $0           $0           $0              $0             $0             $0
   Executive Officer             2002       $0           $0           $0              $0             $0             $0

(1) Mr. Mahoney has been serving as our Non-Executive Chairman of the Board since August 1, 2004. Mr. Mahoney's salary is unpaid.

(2) Mr. Seidler served as our President and Chief Executive Officer until August 26, 2005.

   Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR


                                                                                               Value of Unexercised
                   Shares Acquired on      Value      Number of Securities Underlying      In-the-Money Options/SARs at
                        Exercise         Realized    Unexercised Options/SARs at FY-End             FY-End ($)
         Name              (#)              ($)         (#) Exercisable/Unexercisable        Exercisable/Unexercisable
         ----      ------------------    --------    ----------------------------------    ----------------------------

         None               0                0                        0                                0 / 0

      iVoice Technology entered into a five-year employment agreement with Mr. Mahoney as of August 1, 2004. Mr. Mahoney will serve as iVoice Technology's Non-Executive Chairman of the Board for a term of five years. As consideration, iVoice Technology agreed to pay Mr. Mahoney the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. iVoice Technology also agreed to pay Mr. Mahoney a bonus for each merger or acquisition completed by the Company equal to six percent (6%) of the gross consideration paid or received by iVoice Technology in a merger or acquisition completed by the Company during the term of the agreement. This bonus would be payable in the form of cash, debt or shares of our Class B Common Stock at the option of Mr. Mahoney.

      In the event Mr. Mahoney's employment agreement is terminated by iVoice Technology for cause or due to Mr. Mahoney's disability or retirement, iVoice Technology will pay him his full base salary for five years from the date of termination at the highest salary level under the agreement. Under his agreement, "cause" means (1) the willful and continued failure of Mr. Mahoney to substantially perform his duties to the Company after written demand for such performance is delivered to Mr. Mahoney by the Company's board of directors, (2) the willful engaging by Mr. Mahoney in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, (3) the conviction of Mr. Mahoney of a felony, which is limited solely to a crime that relates to the business operations of the Company or that results in his being unable to substantially carry out his duties as set forth in the agreement, or (4) the commission of any act by Mr. Mahoney against the Company that may be construed as embezzlement, larceny, and/or grand larceny. However, Mr. Mahoney will not be deemed to have been terminated for cause unless the board of directors determines, by a vote of at least 75% of the members of the board of directors that Mr. Mahoney was guilty of conduct described in items (1), (2) or (4) above. As the board of directors consists solely of Mr. Mahoney and Mr. Esser, Mr. Mahoney, pursuant to his employment agreement, would be required to recuse himself from any discussions or vote regarding any potential termination, Mr. Esser would be required to determine, in accordance with his fiduciary duties as a board member, if Mr. Mahoney should be terminated for cause.

      In the event Mr. Mahoney's employment agreement is terminated due to Mr. Mahoney's death, iVoice Technology will pay to his estate his full base salary for eight years from the date of termination at the highest salary level under the agreement. In the event Mr. Mahoney's employment agreement is terminated by iVoice Technology within three years following a change in control, as defined in the employment agreement, or by Mr. Mahoney for good reason within three years following a change in control, Mr. Mahoney will be entitled to receive a severance payment equal to three hundred percent (300%), less $100, of the average amount of his gross income for services rendered to iVoice Technology in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by iVoice Technology). Under his employment agreement, "good reason" means, among other things, (1) any limitation on Mr. Mahoney's powers as Chairman of the Board, (2) a reduction in compensation, (3) a relocation of the Company outside New Jersey or (4) the failure of the Company to make any required payments under the agreement. The employment agreement restricts Mr. Mahoney from competing with iVoice Technology during the term of the agreement and for one year after he is no longer employed by the Company; provided that Mr. Mahoney is receiving severance or other compensation from the Company pursuant to the employment agreement for at least one year.

      Mark Meller

      iVoice Technology entered into a one-year employment agreement with Mr. Meller as of August 29, 2005. Mr. Meller will serve as iVoice Technology's President, Chief Executive Officer and Chief Financial Officer for a term of one year. As consideration, iVoice Technology agreed to pay Mr. Meller an annual base salary of $85,000. Mr. Meller has agreed to forego receipt of $65,000 of such compensation until such time that management believes it has sufficient financing in place to fund this obligation. iVoice Technology also agreed to pay Mr. Meller a bonus for each merger or acquisition completed by the Company equal to six percent (6%) of the gross consideration paid or received by iVoice Technology, net of any debt or other liabilities assumed by the Company, in a merger or acquisition completed by the Company during the term of the agreement. This bonus would be payable in the form of cash, debt or shares of Class B Common Stock at the option of Mr. Meller.

      In the event Mr. Meller's employment agreement is terminated by iVoice Technology for cause or due to Mr. Meller's disability or retirement, iVoice Technology will pay him his full base salary for five years from the date of termination at the highest salary level under the agreement. Under his agreement, "cause" means (1) the willful and continued failure of Mr. Meller to substantially perform his duties to the Company after written demand for such performance is delivered to Mr. Meller by the Company's board of directors, (2) the willful engaging by Mr. Meller in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, (3) the conviction of Mr. Meller of a felony, which is limited solely to a crime that relates to the business operations of the Company or that results in his being unable to substantially carry out his duties as set forth in the agreement, or (4) the commission of any act by Mr. Meller against the Company that may be construed as embezzlement, larceny, and/or grand larceny. However, Mr. Meller will not be deemed to have been terminated for cause unless the board of directors determines, by a vote of at least 75% of the members of the board of directors that Mr. Meller was guilty of conduct described in items (1), (2) or (4) above.

      In the event Mr. Meller's employment agreement is terminated due to Mr. Meller's death, iVoice Technology will pay to his estate his full base salary for eight years from the date of termination at the highest salary level under the agreement. In the event Mr. Meller's employment agreement is terminated by iVoice Technology within three years following a change in control, as defined in the employment agreement, or by Mr. Meller for good reason within three years following a change in control, Mr. Meller will be entitled to receive a severance payment equal to three hundred percent (300%), less $100, of the average amount of his gross income for services rendered to iVoice Technology in each of the five prior calendar years (or shorter period during which Mr. Meller shall have been employed by iVoice Technology). Under his employment agreement, "good reason" means, among other things, (1) any limitation on Mr. Meller's powers as Chief Executive Officer, President and Chief Financial Officer, (2) a reduction in compensation, (3) a relocation of the Company outside New Jersey or
(4) the failure of the Company to make any required payments under the agreement. The employment agreement restricts Mr. Meller from competing with iVoice Technology during the term of the agreement and for one year after he is no longer employed by the Company; provided that Mr. Meller is receiving severance or other compensation from the Company pursuant to the employment agreement for at least one year.

      In addition, on August 5, 2005, Mr. Mahoney and Mr. Meller entered into a voting agreement pursuant to which they agree to vote their respective shares in favor of any proposal that is submitted to the Company's shareholders for approval by a unanimous vote or consent of the Board of Directors of the Company. In connection with such voting agreement, Mr. Meller has also granted an irrevocable proxy with a term of ten years to Jerome Mahoney (or his designee) to vote and exercise all voting and related rights with respect to shares of the Company's Class B Common Stock or Class A Common Stock that are owned at any time by Mr. Meller. The irrevocable proxy is terminable only upon the written consent of Jerome Mahoney.

Equity Compensation Plans

      There are no existing equity compensation plans and iVoice Technology has no current plans, proposals or arrangements to establish, or provide any awards under, any such equity compensation plans.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On August 12 and November 19, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners L.P. The debentures were intended to be convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. On February 25, 2005, iVoice Technology's obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, which note accrues interest at rate of 12% per annum, but is not convertible into any equity security of iVoice Technology. On February 28, 2005, iVoice Technology borrowed an additional $140,000 pursuant to an additional promissory note payable to Cornell Capital Partners. In connection with the issuances of the secured convertible debentures, iVoice Technology paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, iVoice Technology received a credit for fees that would otherwise have been payable upon the issuance of the $560,000 in replacement notes. iVoice Technology paid Cornell Capital a fee of $14,000 in connection with its $140,000 borrowing. iVoice Technology's obligations under the secured promissory note issued to Cornell Capital Partners are secured by a first priority security interest in substantially all of our assets. iVoice has also guaranteed the payment of all amounts payable by iVoice Technology pursuant to the secured promissory note.

      Effective August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. On February 28, 2005, iVoice Technology entered into a Termination Agreement with Cornell Capital Partners, pursuant to which the equity line transaction was terminated. On March 9, 2005, iVoice Technology received a non-binding letter of intent from Cornell Capital whereby Cornell Capital offered, subject to satisfaction of certain conditions, to purchase shares of iVoice Technology's common stock upon the terms set forth in the non-binding letter of intent and the definitive documentation to be executed after satisfaction of closing conditions. On September 22, 2005, the

Company entered into a Standby Equity Distribution Agreement with Cornell Capital, pursuant to which iVoice Technology may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares is 95% of the market price, which is defined as the lowest closing bid price of our Class A Common Stock during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, iVoice Technology has agreed, pursuant to the terms of the Standby Equity Distribution Agreement, that Cornell Capital Partners will receive, as additional one time compensation, the number of shares of our Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of our Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective.

      However, Cornell Capital Partners is under no obligation to purchase any shares of our Class A Common Stock unless certain conditions being met by iVoice Technology, including having the registration statement relating to the shares sold under the Standby Equity Distribution Agreement declared effective. If iVoice Technology cannot satisfy the requirements for Cornell Capital Partners to purchase our Class A Common Stock under the terms of the Standby Equity Distribution Agreement, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

      On August 5, 2005, iVoice Technology assumed an aggregate of $190,000 in liabilities from iVoice and iVoice assigned to iVoice Technology assets having an aggregate book value of $10,000. See "Selected Historical and Pro Forma Financial Information" contained in the financial statements of iVoice Technology at the back of this prospectus. iVoice Technology believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

      In connection with the assumption of assets and liabilities by iVoice Technology from iVoice, iVoice Technology assumed from iVoice $190,000 of outstanding indebtedness from iVoice to Jerry Mahoney. The debt is subject to a promissory note having substantially the same terms as the terms applicable to the indebtedness from iVoice to Mr. Mahoney. On August 5, 2005, iVoice Technology, issued a promissory note in the amount of $190,000 payable to Mr. Mahoney that bears interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, par value $0.01, for each dollar owed, (ii) the number of shares of our Class A Common Stock of iVoice Technology calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of our Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. There is no limitation on the number of shares of our Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. See "Potential Dilution Due to Conversion at Below Market Price."

      Mr. Mahoney agreed to forego receiving any shares of iVoice Technology's Class A Common Stock or Class B Common Stock he would otherwise have been entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.

      iVoice Technology entered into two separate employment agreements with Mr. Mahoney, its Non-Executive Chairman of the Board, and Mr. Seidler, its President and Chief Executive Officer, respectively, as of August 1, 2004. Mr. Seidler resigned his positions as of August 26, 2005 and his employment agreement was terminated. On August 29, 2005, iVoice Technology entered into an employment agreement with Mark Meller, its new Chief Executive Officer, President and Chief Financial Officer. Mr. Mahoney's employment agreement provides for annual compensation of $85,000 per annum with an annual increase based on the Consumer Price Index every year thereafter and Mr. Meller's employment agreement provides for annual compensation of $85,000 per annum. However, when iVoice Technology achieves annual sales equal to or greater than $2,000,000, Mr. Mahoney's base annual compensation will automatically be increased to $145,000. Each of Mr. Mahoney and Mr. Meller will also be entitled to additional incentive compensation based upon mergers and acquisitions completed by iVoice Technology. Mr. Meller has agreed to forego receipt of $65,000 of his annual compensation until such time that management believes that it has sufficient financing in place to fund this obligation. iVoice Technology believes that the compensation provided to each of Mr. Mahoney and Mr. Meller are commensurate with compensation levels paid by other companies to management having equivalent experiences and capabilities.

      In August 2004, iVoice Technology entered into an administrative services agreement with iVoice. Pursuant to that agreement, iVoice is providing iVoice Technology with physical premises, inventory purchasing services, material and inventory control services, source code management and other personnel and data processing services on a month-to-month basis. For these services iVoice Technology is paying iVoice $7,000 per month during the term of the agreement. The administrative services agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself. Following termination of the administrative services agreement, we expect that iVoice Technology will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and iVoice Technology.

         MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
                         AND OTHER STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "IVOT."

      The following table shows the high and low closing prices for the period indicated:

                  2005                   High            Low
                  ----                   ----            ---

                  Third Quarter          $.06            $.01
                  (through
                  August 26, 2005)

Holders of common equity

      As of August 26, 2005, there were 729 record holders of our common shares.

Dividend information

      To date, iVoice Technology has never paid a dividend. We have no plans to pay any dividends in the near future. We intend to retain all earnings, if any, for the foreseeable future, for use in our business operations.

Security Ownership

      The following table sets forth, as of August 31, 2005, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.


                                                            Common Stock                         Common Stock
                                                            Beneficially                         Beneficially
                                                            Owned Before       Percentage         Owned After     Percentage
Name                                   Title of Class       Distribution        Ownership        Distribution     Ownership
--------------------------------- ----------------------- ----------------- ------------------ ----------------- ------------
Jerome R. Mahoney                 Class A Common Stock               0(1)            0%(1)                0(1)         0%(1)
--------------------------------- ----------------------- ----------------- ------------------ ----------------- ------------
                                  Class B Common Stock         190,000(2)          100%(2)          190,000(2)       100%(2)
--------------------------------- ----------------------- ----------------- ------------------ ----------------- ------------
                                  Class C Common Stock               0               0%                   0            0%
--------------------------------- ----------------------- ----------------- ------------------ ----------------- ------------
Frank V. Esser                    Class A Common Stock          14,351              0%               14,351            0%
--------------------------------- ----------------------- ----------------- ------------------ ----------------- ------------
                                  Class B Common Stock               0               0%                   0            0%
--------------------------------- ----------------------- ----------------- ------------------ ----------------- ------------
                                  Class C Common Stock               0               0%                   0            0%
--------------------------------- ----------------------- ----------------- ------------------ ----------------- ------------
Mark Meller                       Class A Common Stock               0               0%                   0            0%
--------------------------------- ----------------------- ----------------- ------------------ ----------------- ------------
                                  Class B Common Stock               0               0%                   0            0%
--------------------------------- ----------------------- ----------------- ------------------ ----------------- ------------
                                  Class C Common Stock               0               0%                   0            0%
--------------------------------- ----------------------- ----------------- ------------------ ----------------- ------------
All directors and executive       Class A Common Stock          14,351(1)            0%(1)           14,351(1)         0%(1)
officers as a group (3 persons)
--------------------------------- ----------------------- ----------------- ------------------ ----------------- ------------
                                  Class B Common Stock         190,000(2)          100%(2)          190,000(2)         0%(2)
--------------------------------- ----------------------- ----------------- ------------------ ----------------- ------------
                                  Class C Common Stock               0               0%                   0            0%
--------------------------------- ----------------------- ----------------- ------------------ ----------------- ------------

---------------
(1) Does not give effect to the right of Mr. Mahoney pursuant to the promissory note to be executed by iVoice Technology in favor of Mr. Mahoney in the amount of $190,000 to convert $190,000 of indebtedness plus accrued and unpaid interest into more than 190,000 shares of Class B Common Stock which is convertible into the number of shares of our Class A Common Stock, determined by dividing the number of shares of our Class B Common Stock being converted by a 20% discount of the lowest price at which the Company had ever issued its Class A

Common Stock. There is no limitation on the number of shares of our Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness.

(2) Mr. Mahoney may at his option convert the $190,000 promissory note held by him into Class B Common Stock of iVoice Technology at a rate of one dollar per share. Such Class B Common Stock is convertible at any time into shares of our Class A Common Stock at a rate equal to 80% of the lowest price that iVoice Technology issues shares of Class A Common Stock subsequent to the date of the note. Thus by virtue of Mr. Mahoney's right to convert $190,000 of indebtedness plus accrued and unpaid interest into more than 190,000 shares of our Class B Common Stock, Mr. Mahoney is deemed to beneficially own such shares for the purpose of computing the percentage of ownership by him, but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                            DESCRIPTION OF SECURITIES

      Pursuant to iVoice Technology's certificate of incorporation, as amended, we are authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of iVoice Technology's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

Class A Common Stock

      Each holder of our Class A Common Stock is entitled to one vote for each share held of record. Holders of our Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive our net assets pro rata. Each holder of Class A Common Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of June 30, 2005, there was one record holder of Class A Common Stock and iVoice Technology had 100 shares of Class A Common Stock outstanding. iVoice Technology currently has 10,050,000 shares of Class A Common Stock outstanding. On August 4, 2005, a 100,500-for-one stock split was accomplished by means of a stock dividend.

Class B Common Stock

      Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. Holders of Class B Common Stock are entitled to receive dividends in the same proportion as the Class B Common Stock conversion rights have to Class A Common Stock. There are 50,000,000 shares of our Class B Common Stock authorized and 0 shares issued and outstanding as of June 30, 2005. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price that iVoice Technology had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions.

Class C Common Stock

      Each holder of our Class C Common Stock is entitled to 1,000 votes for each one share held of record. Holders of our Class C Common Stock have no preemptive, subscription, conversion, or redemption rights. Shares of Class C Common Stock are not convertible into Class A Common Stock. There are 20,000,000 shares authorized and 0 shares issued and outstanding as of June 30, 2005. Upon liquidation, dissolution or winding-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

Preferred Stock

      iVoice Technology is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of June 30, 2005, iVoice Technology has not issued any shares of Preferred Stock. iVoice Technology has no current plans to issue any shares of preferred stock.

      Our board of directors is authorized (by resolution and by filing an amendment to our certificate of incorporation and subject to limitations prescribed by the New Jersey Business Corporation Act) to issue, from to time, shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

      o the number of shares constituting that series and the distinctive designation of that series;

      o the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

      o whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;

      o whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;

      o whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      o whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;

      o the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of iVoice Technology, and the relative rights of priority, if any, of payment of shares of that series; and

      o any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

      If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of Preferred Stock of each series will be entitled to receive only that amount or those amounts as are fixed by the Company's certificate of incorporation or the certificate of designations or by resolution of the board of directors providing for the issuance of that series.

Options and Warrants

      None.

Debt

      On August 12 and November 19, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. The debentures were convertible at the option of the holder only after the Company's Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Each of the debentures were convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures had a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures could be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures were secured by a first priority security interest in substantially all of the assets of iVoice Technology. On February 28, 2005, the secured convertible debentures were terminated and replaced by a promissory note in the amount of $700,000 ($560,000 representing replacement notes and $140,000 representing new financing).

      On August 5, 2005, iVoice Technology assumed an aggregate of $190,000 in liabilities from iVoice in exchange for an assignment from iVoice of assets having an aggregate book value of $10,000. In connection with the assumption of assets and liabilities by iVoice Technology from iVoice, iVoice Technology assumed $190,000 of outstanding indebtedness from iVoice to Jerry Mahoney, subject to a promissory note having substantially the same terms as the terms applicable to the indebtedness from iVoice to Mr. Mahoney. The promissory note bears interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of our Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest.

Transfer Agent

      iVoice Technology's transfer agent is Fidelity Transfer Company. The address for the transfer agent is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. The telephone number for the transfer agent is (801) 484-7222.

Limitation of Liability: Indemnification

      Our by-laws include an indemnification provision under which we have agreed to indemnify directors of iVoice Technology to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of iVoice Technology.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of iVoice Technology pursuant to the foregoing, or otherwise, iVoice Technology has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Certificate Of Incorporation

      Authorized and unissued stock. The authorized but unissued shares of our capital stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of iVoice Technology that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with iVoice Technology's board of directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

      Some of the provisions of iVoice Technology's certificate of incorporation and bylaws may have the effect of making the acquisition of control of iVoice Technology in a transaction not approved by iVoice Technology's board of directors more difficult.

Listing and Trading of the iVoice Technology Class A Common Stock

      iVoice Technology makes no recommendations on the purchase, retention or sale of shares of iVoice Technology Class A Common Stock. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

      If you do decide to purchase or sell any iVoice Technology shares, the following information may be helpful in discussions with your stockbroker, bank or other nominee.

      The shares of iVoice Technology Class A Common Stock distributed to iVoice stockholders will be freely transferable, except for (1) shares of iVoice Technology Class A Common Stock received by persons who may be deemed to be affiliates of iVoice Technology under the Securities Act of 1933, as amended (the "Securities Act"), and (2) shares of iVoice Technology Class A Common Stock received by persons who hold restricted shares of iVoice common stock. Persons who may be deemed to be affiliates of iVoice Technology after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with iVoice Technology and may include certain directors, officers and significant stockholders of iVoice Technology. Persons who are affiliates of iVoice Technology will be permitted to sell their shares of iVoice Technology Class A Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

      There can be no assurance as to whether the iVoice Technology Class A Common Stock will be actively traded or as to the prices at which the iVoice Technology Class A Common Stock will trade. Unless and until the shares of iVoice Technology Class A Common Stock are fully distributed and an orderly market develops, the prices at which the iVoice Technology Class A Common Stock trades may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for iVoice Technology Class A Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, iVoice Technology's results of operations, what investors think of iVoice Technology and the IVR industry, the amount of dividends that iVoice Technology pays, changes in economic conditions in the IVR industry and general economic and market conditions.

      In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of the iVoice Technology Class A Common Stock and/or iVoice common stock.

      As described elsewhere in this prospectus, iVoice Technology had issued to Cornell Capital Partners $560,000 aggregate principal amount of secured convertible debentures. On February 28, 2005, iVoice Technology's obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, which note accrues interest at rate of 12% per annum, but is not convertible into any equity security of iVoice Technology.

      Mr. Mahoney will have the right to convert $190,000 of indebtedness plus accrued and unpaid interest into 190,000 (plus on a dollar per share basis, amounts of accrued and unpaid interest) shares of iVoice Technology Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which the Company had ever issued its Class A Common Stock. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of these obligations. See "Potential Dilution Due to Conversion at Below Market Price." However, assuming a market price for iVoice Technology Class A Common Stock of $0.01, we would be required to issue 23,750,000 shares of Class A Common Stock to Mr. Mahoney, plus shares attributable to accrued and unpaid interest upon conversion of his promissory note. As of June 30, 2005, there was $32,110 of accrued and unpaid interest on the promissory note.

                             CHANGES IN ACCOUNTANTS

      On February 23, 2005, iVoice Technology terminated the services of its independent account, Mendlowitz Weitsen, LLP. For the two most recent fiscal years and through the subsequent interim period ending upon such termination,
(i) the independent account's report did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles and (ii) there were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. The decision to change accountants was recommended by iVoice Technology's Audit Committee.

      On February 23, 2005, iVoice Technology engaged the independent accounting firm of Bagell, Josephs & Company, L.L.C. as principal accountant to audit iVoice Technology's financial statements for the fiscal years ended December 31, 2004 and 2003.

                                     EXPERTS

      The financial statements for the years ended December 31, 2004 and December 31, 2003, included in this prospectus have been audited by Bagell, Josephs & Company, L.L.C., independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding iVoice Technology's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

      Meritz & Muenz LLP, Washington, D.C. will pass upon the validity of the shares of common stock offered hereby for us.

                       WHERE YOU CAN FIND MORE INFORMATION

      iVoice Technology has filed with the Securities and Exchange Commission the registration statement under the Securities Act with respect to the iVoice Technology Class A Common Stock. This document does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. The registration statement and the exhibits thereto filed by iVoice Technology with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such information can be obtained by mail from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov. Upon the effectiveness of the registration statement, iVoice Technology will be required to comply with the reporting requirements of the Securities Exchange Act of 1934 and to file with the Commission reports, proxy statements and other information as required by the Exchange Act. Additionally, iVoice Technology will be required to provide annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders. These reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the Commission or obtained by mail or over the Internet from the Commission, as described above.

                             iVOICE TECHNOLOGY, INC.
                          INDEX TO FINANCIAL STATEMENTS

Contents                                                                   Page
--------                                                                   ----

REPORT OF INDEPENDENT REGISTERED PUBLIC
        ACCOUNTING FIRM                                                     F-2

AUDITED FINANCIAL STATEMENTS
         Balance Sheets - December 31, 2004 and 2003                        F-3
         Statements of Operations - for the years ended
          December 31, 2004 and 2003                                        F-4
         Statements of Owner's Equity (Deficiency) - for the
          years ended December 31, 2004 and 2003                            F-5
         Statements of Cash Flow - for the years ended
          December 31, 2004 and 2003                                        F-6

NOTES TO AUDITED FINANCIAL STATEMENTS                                       F-7

UNAUDITED FINANCIAL STATEMENTS
         Balance Sheet - June 30, 2005                                      F-19
         Condensed Statements of Operations - for the
          three months and six months ended June 30, 2005
          and 2004                                                          F-20
         Statements of Cash Flow - for the six months
          ended June 30, 2005 and 2004                                      F-21

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS                                 F-22

SELECTED HISTORICAL AND PRO FORMA
         FINANCIAL INFORMATION                                              F-32
         Condensed Unaudited Pro Forma Balance Sheets at
          December 31, 2004                                                 F-33
         Unaudited Pro Forma Statement of Operations for
          the year ended December 31, 2004                                  F-34
         Condensed Unaudited Pro Forma Balance Sheets as
          Of June 30, 2005                                                  F-35
         Unaudited Pro Forma Statement of Operations for
          the year ended December 31, 2003                                  F-36
         Unaudited Pro Forma Statement of Operations for
          the six months ended June 30, 2005                                F-37

NOTES TO CONDENSED UNAUDITED PRO FORMA
         FINANCIAL INFORMATION                                              F-38

                         Bagell, Josephs & Company, LLC
                200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
                       Tel: 856.346.2628 Fax: 856.346.2882

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF iVOICE TECHNOLOGY, INC. Matawan, New Jersey

We have audited the accompanying balance sheets of the interactive voice response software business of iVoice, Inc. (iVoice Technology, Inc., a wholly owned subsidiary of iVoice, Inc.) as of December 31, 2004 and 2003 and the related statements of operations, owner's equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the interactive voice response software business of iVoice, Inc. (iVoice Technology, Inc.) as of December 31, 2004 and 2003 (except for Note 10 as to which such date is August 4, 2005), and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, the Company relies on iVoice, Inc. for administrative, management, research and other services. Accordingly, these financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company had net losses and negative cash flows from operations for the years ended December 31, 2004 and 2003, and as of those dates had negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                    BAGELL, JOSEPHS & COMPANY, L.L.C.

Gibbsboro, New Jersey
March 21, 2005


                             iVOICE TECHNOLOGY, INC.
                                 BALANCE SHEETS

                                                                           December 31,
                                                                      2004                 2003
                                                                  -----------          -----------
ASSETS
------
CURRENT ASSETS
  Cash and cash equivalents                                       $   346,599          $         0
  Accounts receivable                                                  31,733               37,483
  Inventory, net                                                            0               11,888
  Cost in excess of billing                                                 0                2,706
                                                                  -----------          -----------
  Total current assets                                                378,332               52,077
PROPERTY AND EQUIPMENT, net
  Property and equipment, net                                           4,737                    0
OTHER ASSETS
  Software license costs, net                                               0               45,400
                                                                  -----------          -----------
TOTAL ASSETS                                                      $   383,069          $    97,477
                                                                  ===========          ===========
LIABILITIES AND OWNER'S EQUITY (DEFICIENCY)
-------------------------------------------
CURRENT LIABILITIES
  Accounts payable and accrued expenses                           $    30,606          $         0
  5% Convertible debentures                                           560,000                    0
  Deferred maintenance contracts                                       33,141               23,662
                                                                  -----------          -----------
  Total current liabilities                                           623,747               23,662

OWNER'S EQUITY (DEFICIENCY)
  Common Stock
  Class A, no par value; Authorized 10,000,000,000                          0                    0
    shares; 10,050,000 shares issued and
  outstanding as of 12/31/04 and 0 shares
  issued and outstanding as of 12/31/03
  Class B, par value $.01; Authorized 50,000,000
    shares; no shares issued and outstanding                                0                    0
  Class C, par value $.01; Authorized 20,000,000
    shares; no shares issued and outstanding                                0                    0
  Preferred Stock; Par value $1.00; Authorized
    1,000,000 shares; no shares issued and outstanding                      0                    0

  Net investment, iVoice, Inc.                                      7,297,231            6,133,597
  Accumulated deficit                                              (7,537,909)          (6,059,782)
                                                                  -----------          -----------
  Total owner's equity (deficiency)                                  (240,678)              73,815
                                                                  -----------          -----------
TOTAL LIABILITIES AND OWNER'S EQUITY (DEFICIENCY)                 $   383,069          $    97,477
                                                                  ===========          ===========

   The Notes to Financial Statements are an integral part of these statements.


                             iVOICE TECHNOLOGY, INC.
                            STATEMENTS OF OPERATIONS
                    For The Years December 31, 2004 and 2003

                                                                    2004                 2003
                                                                -----------          -----------

SALES, net                                                      $   239,114          $   303,756

COST OF SALES                                                        72,870              123,091
                                                                -----------          -----------
GROSS PROFIT                                                        166,244              180,665
                                                                -----------          -----------
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES
     Selling expenses                                                45,512               68,692
     General & administrative expense                               721,733              665,473
     Research & development                                          50,788              128,696
     Depreciation & amortization                                     45,423              102,480
                                                                -----------          -----------
       Total Selling, General & Administrative expense              863,456              965,341
                                                                -----------          -----------
LOSS FROM CONTINUING OPERATIONS                                    (697,212)            (784,676)
                                                                -----------          -----------
OTHER INCOME (EXPENSE)
     Other income                                                   113,194              100,557
     Write off of financing costs                                  (850,555)                   0
     Gain on sale of securities held for sale                             0               69,418
     Interest expense                                               (31,487)            (516,719)
     Other expense                                                  (12,067)                   0
                                                                -----------          -----------
        Total other expense                                        (780,915)            (346,744)
                                                                -----------          -----------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES              (1,478,127)          (1,131,420)
                                                                -----------          -----------
PROVISION FOR INCOME TAXES                                                0                    0
                                                                -----------          -----------
NET LOSS FROM CONTINUING OPERATIONS                             $(1,478,127)         $(1,131,420)
                                                                ===========          ===========

NET LOSS PER COMMON SHARE:
Basic                                                           $     (0.15)         $     (0.11)
                                                                ===========          ===========
Diluted                                                         $     (0.15)         $     (0.11)
                                                                ===========          ===========

   The Notes to Financial Statements are an integral part of these statements.


                             iVOICE TECHNOLOGY, INC.
                    STATEMENTS OF OWNER'S EQUITY (DEFICIENCY)
                 For the Years Ended December 31, 2004 and 2003


                                                                                                                   Total
                                                Common            Common           Net                             Owner's
                                                 Stock            Stock         Investment      Accumulated        Equity
                                                Shares            Amount        iVoice, Inc       Deficit        (Deficiency)
                                             -----------      -----------      ------------     -----------     ------------

Balance at January 1, 2003                             0                0        5,108,396      (4,928,362)         180,034
Net transactions with iVoice, Inc.                                               1,025,201             --         1,025,201
Net loss for the twelve months ended
 December 31, 2003                                                                              (1,131,420)      (1,131,420)
                                             -----------      -----------      -----------     -----------      -----------
Balance at December 31, 2003                           0                0        6,133,597      (6,059,782)          73,815

Issuance of common stock                             100                0                                                 0
Retroactive treatment of 100,500:1
 stock split                                  10,049,900                0                                                 0
Net transactions with iVoice, Inc.                                               1,163,634                        1,163,634
Net loss for the twelve months ended
 December 31, 2004                                                                              (1,478,127)      (1,478,127)
                                             -----------      -----------      -----------     -----------      -----------
Balance at December 31, 2004 (As
 Retroactively Restated)                      10,050,000      $         0      $ 7,297,231     $(7,537,909)     $  (240,678)
                                             ===========      ===========      ===========     ===========      ===========

   The Notes to Financial Statements are an integral part of these statements.


                             iVOICE TECHNOLOGY, INC.
                            STATEMENTS OF CASH FLOWS
                    For The Years December 31, 2004 and 2003

                                                                    2004               2003
                                                                -----------        -----------

CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                                      $(1,478,127)       $(1,033,500)
  Depreciation and amortization                                      45,423            102,480
  Changes in operating assets and liabilities
   Decrease in accounts receivable                                    5,750               --
   Decrease in inventory                                             11,888               --
   Decrease in cost in excess of billing                              2,706               --
   Increase in accounts payable and accrued expenses                 30,606               --
   Increase in deferred maintenance contracts                         9,479              3,739
                                                                -----------        -----------
  Net cash (used in) operating activities                        (1,372,275)          (927,281)
                                                                -----------        -----------

CASH FLOWS FOR INVESTING ACTIVITIES
  Purchase of property and equipment                                 (4,760)              --
                                                                -----------        -----------
  Net cash used in investing activities                              (4,760)                 0
                                                                -----------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Allocation of costs by iVoice                                   1,163,634            927,281
  Sale of convertible debentures                                    560,000
                                                                -----------        -----------
  Net cash provided by financing activities                       1,723,634            927,281
                                                                -----------        -----------
NET INCREASE IN CASH                                                346,599                  0
CASH - beginning                                                          0                  0
CASH - end                                                      $   346,599        $         0
                                                                ===========        ===========
CASH PAID DURING THE YEAR FOR:
Interest expense                                                $        25        $   516,719
                                                                ===========        ===========
Income taxes                                                    $         0        $         0
                                                                ===========        ===========


 The Notes to Financial Statements are an integral part of these statements.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 1 - BACKGROUND

iVoice Technology, Inc. ("iVoice Technology" or the "Company") was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. ("iVoice"). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and assigned to the Company.

On September 1, 2004, the Board of Directors of iVoice, Inc. resolved to pursue the separation of iVoice software business into three publicly owned companies. iVoice will continue to focus on its own computerized telephony technology and related business development operations. iVoice Technology will continue to develop, market and license the Interactive Voice Response line of computerized telephony software.

In September, 2004, iVoice Inc. announced that it intends to distribute to its shareholders all of the iVoice Technologies Class A Common Stock.

The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of Interactive Voice Response ("IVR"), and certain accrued liabilities and related party debt to iVoice Technology (the "Distribution"), the shares of common stock of which will be distributed to iVoice shareholders in the form of a taxable dividend.

In conjunction with the spin-off, iVoice Technology has entered into a temporary administrative services agreement with iVoice. The administrative services agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself.

iVoice Technology also intends to assume $190,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed will be convertible into Class B Common Stock of iVoice Technology at the option of the holder as later described in these notes.

NOTE 2 - BUSINESS OPERATIONS

The Company will continue to develop, market and license the Interactive Voice Response line, which was developed by iVoice. The Company's Interactive Voice Response line is designed to read information from and write information to, databases, as well as to query databases and return information.

IVR is an application generator that allows full connectivity to many databases, including Microsoft Access, Microsoft Excel, Microsoft Fox Pro, and Paradox, or to standard text files.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

The IVR software is sold as an application generator that gives the end user the ability to develop their own customized IVR applications or as a customized turnkey system. IVR performs over 40 different customizable commands. Examples of IVR range from simply selecting announcements from a list of options stored in the computer (also known as audio text) to more complex interactive exchanges such as querying a database for information.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

As of December 31, 2004, the Company had a net loss, a negative cash flow from operations as well as negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flow from operations.

In order to provide necessary working capital, in August 2004, the Company entered into a subscription agreement, pursuant to which the Company issued $280,000 of secured convertible debentures in August 2004, and an additional $280,000 of secured convertible debentures, in November 2004, around the time of filing of the registration statement for the Class A Common Stock. The debentures are convertible at the option of the holder only after the Company's Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Interest on the secured convertible debentures is payable at 5% per annum and the notes are convertible into the Company's Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement, or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five (5) trading days immediately preceding the conversion date. Additionally, the Company had also entered into a Standby Equity Distribution Agreement, subsequently terminated, where the Company could, at its discretion, periodically sell to an investor shares of Class A Common Stock to raise capital to fund working capital needs. These two financing transactions required the Company to register its common stock under Section 12 (g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE  4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)    Basis of Presentation

      The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's Interactive Voice Response business. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have had the Company been a stand-alone company during the periods presented.

b)    Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c)    Software License Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-development codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically the Interactive Voice Response software technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software. It is Management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

d)    Revenue Recognition

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company's standard license agreement provides
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warrantee period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

      Three customers generated approximately 69% of the revenue for the Company through one-time contracts that will be unlikely to impact revenues in future periods.

e)    Product Warranties

      The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

f) Research and development costs

      Research and development costs will be charged to expense as incurred.

g)    Inventory

      Inventory, consisting primarily of system components such as computer components, voice cards, and monitors, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

h)    Income Taxes

      The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      The Company, not being a separate reporting entity, will not receive any benefit from the approximately $7,000,000 net operating loss allocated to the IVR software business contained in these financial statements.

i)    Organization Costs

      Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

j)    Earnings Per Share

      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic pro forma EPS is computed by dividing income available to common shareholders by the expected number of shares to be issued in connection with the Company's proposed spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position. Since the
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


earnings per share information is being shown on a pro forma basis, only the most recent year has been presented. The shares used in the computation are as follows:

                                               As of              As of
                                         December 31, 2004   December 31, 2003
                                         -----------------   -----------------

Pro Forma Basis and diluted purposes         10,050,000          10,050,000

k)    Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities, As of December 31, 2004 and 2003, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

l)    Recent Accounting Pronouncements

      In December 2003, the FASB issued Interpretation No. 46-R, "Consolidation of Variable Interest Entities" ("FIN 46-R"). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for the Company during the third quarter of Fiscal 2004. The adoption of this new standard did not have any impact on the Company's financial position, results of operations or cash flows.

      In December 2003, the FASB issued a revision to SFAS No. 132 "Employers' Disclosures about Pensions and Other Post retirement Benefits." This revised statement requires additional annual disclosures regarding types of pension plan assets, investment strategy, future plan contributions, expected benefit payments and other items. The statement also requires quarterly disclosure of the components of net periodic benefit cost and plan contributions. This currently has no effect on the Company.

m)    Reclassification

      Certain amounts in the 2003 financial statements were reclassified to conform to the 2004 presentation. The reclassification in 2003 results in no changes to the net loss for that period.

NOTE 5  -  INTANGIBLE ASSETS

      Intangible assets consist of software source codes originally purchased by iVoice for $454,000 in May 1999. The asset is reflected at its original cost net of accumulated amortization of $454,000, from the date acquired by iVoice. The asset was amortized over a 5-year period.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


      In accordance with FAS 142 goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually, and whenever events or changes in circumstances indicate the carrying amounts of the assets may be impaired. We have elected to perform our impairment review during the fourth quarter of each year, in conjunction with our annual planning cycle. At December 31, 2004, we found no impairment of goodwill or other indefinite-lived intangible assets.

NOTE 6 - RELATED PARTY TRANSACTIONS

      During the years ended December 31, 2004 and December 31, 2003 iVoice allocated operating costs of $1,163,634 and $965,341, respectively to iVoice Technology. These allocations are reflected in the selling, general and administrative, cost of revenue and research and development line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. The amortization of the Interactive Voice Response software has been reflected as cost of sales. Other general categories of operating expense, as well as other income and expense, have been allocated to iVoice Technology by iVoice based upon a ratio of revenue of the Interactive Voice Response software over total iVoice revenue for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if iVoice Technology had performed these functions as a stand-alone company.

      In conjunction with the spin-off, iVoice Technology has entered into a temporary administrative services agreement with iVoice. The administrative services agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself.

NOTE 7  -  INCOME TAXES

      The reconciliation of the effective income tax rate to the Federal Statutory rate is as follows:

         Federal Income Tax Rate                        (34.0)%
         Deferred Tax charge (Credit)                     0.0 %
         Effect on Valuation Allowance                   38.1 %
         State Income Tax, Net of Federal Benefits      ( 4.1)%
         Effective Income Tax Rate                        0.0 %

      Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return. However, the income tax expense presented in these financial statements has been computed on a separate return basis.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 8  -  COMMITMENTS AND CONTINGENCIES

      As discussed in Note 3, the Company has entered into a subscription agreement with certain purchasers for the sale of $700,000 in convertible debentures. The debentures will be convertible into Class A Common Stock at the discretion of the holders only after the Company's Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Additionally, the Company had entered into a Standby Equity Distribution Agreement whereby the Company, at their discretion, may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. These transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financial transactions. On February 28, 2005, the Standby Equity Distribution Agreement was terminated. The Company has obtained a non-binding commitment for a Standby Equity Distribution Agreement whereby the Company, at its discretion, may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. This transaction will require the Company to register its Class A Common Stock for resale to facilitate this financial transaction.

      On February 28, 2005, convertible debentures equal in principal to $560,000 were terminated and replaced with a secured promissory note of the same value. In addition, on February 28, 2005, iVoice Technology borrowed an additional $140,000 under the promissory note. On February 28, 2005, the Standby Equity Distribution Agreement was terminated.

      The Company will also assume outstanding indebtedness in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of iVoice Technology. This amount is related to funds loaned to iVoice and is unrelated to the operations of iVoice Technology. The note representing such obligation will bear interest at the rate of Prime plus 2.0% per annum on the unpaid balance until paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, Inc., par value $.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of iVoice Technology, Inc. Class A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

      Effective August 1, 2004, the Company entered into a one year employment contract with Arie Seidler, its President and Chief Executive Officer. The Company will pay Mr. Seidler a base salary of $40,000 during the term. Mr. Seidler can earn bonuses based on the Company achieving certain levels of sales and profitability and will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

      The Company entered into a five-year employment agreement with Jerome Mahoney, its Non-Executive Chairman of the Board of Directors, effective August 1, 2004. The Company will compensate Mr. Mahoney with a base salary of $85,000 for the first year with annual increases
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


based on the Consumer Price Index. Mr. Mahoney will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

      In conjunction with the spin-off, iVoice Technology has entered into an administrative services agreement with iVoice. The administrative services agreement will continue on a month-to- month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself.

NOTE 9  -  CAPITAL STOCK

      Pursuant to iVoice Technology's certificate of incorporation, as amended, the Company is authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of iVoice Technology's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

I.    Class A Common Stock

      As of December 31, 2004, there are 10,000,000,000 shares of Class A Common Stock authorized, no par value, and 100 shares were issued and outstanding. Subsequent to December 31, 2004, upon the registration statement becoming effective, the Company's proposed 100,500-for-one stock split retroactively increased the shares to 10,050,000 (See Note 10).

      Each holder of Class A Common Stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

II.   Class B Common Stock

      As of December 31, 2004, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price that iVoice Technology, Inc. had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of December 31, 2004, no shares were issued or outstanding.

III.  Class C Common Stock

      As of December 31, 2004, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of December 31, 2004, no shares were issued or outstanding.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


IV.   Preferred Stock

      iVoice Technology is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of December 31, 2004, iVoice Technology has not issued any shares of Preferred Stock.

NOTE 10  -  SUBSEQUENT EVENTS

      In September 2005, the Company entered into an agreement with Monitor Capital, Inc. for Monitor Capital to act as an agent for the private placement to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Monitor Capital on or about the date of effectiveness of the registration statement for the Class A Common Stock a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of such registration statement. The Company issued the following secured convertible debentures to Cornell Capital Partners on the dates and amounts as follows: August 2004 for $280,000 and November 2004 for $280,000. These debentures were convertible at the option of the holder only after the Company's Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Each of the debentures were convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures had a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures were secured by a first priority security interest in substantially all of the assets of iVoice Technology. On February 28, 2005, the Company renegotiated the terms and conditions of its Convertible Debentures with the holders of such debentures. The parties thereto agreed to terminate the $560,000 Convertible Debentures replacing them with a Promissory Note. The Promissory Note was in the amount of $700,000, $560,000 of which replaced the Convertible Debentures in 2004, and $140,000 of which was advanced on February 28, 2005. A commitment fee of 10% of the face amount of the Convertible Debentures was paid at the time of each advance on the Convertible Debentures. Such commitment fees were credited against commitment fees due and owing against the Note. The balance of the commitment fee against the Note was paid on February 28, 2005, at the time that such $140,000 was advanced to the Company.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


      The Promissory Note bears interest at the rate of 12% per annum. Principal on the Note will be amortized in equal weekly installments of $10,000 commencing on July 4, 2005. Payments of interest shall commence on September 1, 2005 and shall continue on the first day of each calendar month thereafter until the principal is paid in full. Payment in full of the principal and interest on the
Note is due on or before July 4, 2006. In the event all principal and interest has not been paid by the one year anniversary of the initial payment on July 4, 2005, in accordance with the amortization schedule described above, the Company will make a lump sum payment of all outstanding interest and principal on July 4, 2006.

      On February 28, 2005, the iVoice, Inc. agreed to provide Cornell Capital Partners a full and unconditional guaranty of the payment and performance obligations of iVoice Technology under the promissory note, which cannot be discharged, except as specifically provided in the promissory note and the related documents. Under the guaranty, if iVoice Technology defaults in payment or performance of any of its obligations under the promissory note, iVoice, Inc. is required to pay or perform such obligations upon two days' written notice or demand by the holders of the promissory notes and to take an advance or advances, as may be necessary, from the Standby Equity Distribution Agreement by and between iVoice and Cornell Capital Partners, LP. Notwithstanding anything to the contrary, this Guaranty shall be discharged and terminated on the date that iVoice Technology's registration statement in connection with the Distribution is declared effective by the U.S Securities and Exchange Commission.

      Effective August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, iVoice Technology may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. Effective February 28, 2005, iVoice Technology, Inc. terminated its Standby Equity Distribution Agreement, dated August 2004, entered into by and between the Company and Cornell Capital Partners, LLP. On March 9, 2005, the Company executed a non-binding letter agreement with Cornell Capital Partners LLP whereby the parties agreed subject to the satisfaction of certain conditions to enter into a Standby Equity Distribution Agreement following the date that the Company's registration statement on Form SB-2, as filed with the Securities and Exchange Commission on November 2004, is deemed effective by that agency. Subject to various conditions, the non-binding letter of commitment provides that, upon execution of definitive documents and the satisfaction of any conditions that may be set forth in such documents iVoice Technology will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The non-binding letter of commitment provides that purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to the Company. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, non-binding letter of commitment provides that Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, iVoice Technology has not drawn down on the equity line of credit.

      According to the registration statement for the distribution of the iVoice Technology Class A Common Stock, a 100,500-for-one stock split will be accomplished by means of a stock dividend and will be effectuated immediately prior to the effective date of the registration statement. The Company has retroactively restated the shares outstanding at December 31, 2004 for this stock split.


                             iVOICE TECHNOLOGY, INC.
                       CONDENSED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 2005


                                       ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                $   392,600
Accounts receivable, net of allowance for doubtful
 accounts of $0                                                               21,451
                                                                         -----------
     Total current assets                                                    414,051
                                                                         -----------

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $69                 4,690
                                                                         -----------

TOTAL ASSETS                                                             $   418,741
                                                                         ===========

               LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable and accrued expenses                                    $    32,826
Note payable                                                                 700,000
Due to related parties                                                        63,750
Deferred maintenance contracts                                                20,016
                                                                         -----------
      Total current liabilities                                              816,592
                                                                         -----------

COMMITMENTS AND CONTINGENCIES                                                   --

STOCKHOLDERS'  (DEFICIENCY)
Preferred stock, $1 par value; authorized 1,000,000 shares;
   no shares issued and outstanding                                             --
Common stock, Class A - no par value; authorized
  10,000,000,000 shares; 10,050,000 shares issued and
  outstanding                                                                   --
Common stock, Class B - $.01 par value; authorized
  50,000,000 shares; no shares issued and outstanding                           --
Common stock, Class C - $.01 par value; authorized
  20,000,000 shares; no shares issued and outstanding                           --
Additional Paid in Capital                                                 7,297,231
Accumulated deficit                                                       (7,695,082)
                                                                         -----------
      Total stockholders' (deficiency)                                      (397,851)
                                                                         -----------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)                         $   418,741
                                                                         ===========


    The accompanying notes are an integral part of thesecondensed financial statements.


                             iVOICE TECHNOLOGY, INC.
                 CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                      For the Three Months Ended       For the Six Months Ended
                                                               June 30,                        June 30,
                                                     ----------------------------    -----------------------------
                                                          2005           2004            2005            2004
                                                     -------------   ------------    ------------    -------------

SALES, net                                           $     16,977    $     64,772    $     70,838    $    131,006

COST OF SALES                                                --            26,384             738          52,818
                                                     ------------    ------------    ------------    ------------

GROSS PROFIT                                               16,977          38,388          70,100          78,188
                                                     ------------    ------------    ------------    ------------

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES
     Selling expenses                                      22,771          17,862          24,635          40,200
     General and administrative expenses                   67,998         192,688         173,971         435,223
     Research and development                                --            19,628            --            41,214
     Depreciation and amortization                             24          24,595              47          51,452
                                                     ------------    ------------    ------------    ------------
Total selling, general and administrative
  expenses                                                 90,793         254,773         198,653         568,089
                                                     ------------    ------------    ------------    ------------

LOSS FROM CONTINUING OPERATIONS                           (73,816)       (216,385)       (128,553)       (489,901)
                                                     ------------    ------------    ------------    ------------

OTHER INCOME\(EXPENSE)
     Other income                                             943          41,327           1,739          60,950
     Write-off of financing costs                            --           (99,315)        (14,000)       (888,146)
     Interest expense                                      (8,726)         (5,163)        (16,359)        (10,750)
                                                     ------------    ------------    ------------    ------------
Total other income\(expense)                               (7,783)        (63,151)        (28,620)       (837,946)
                                                     ------------    ------------    ------------    ------------

LOSS FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                  (81,599)       (279,536)       (157,173)     (1,327,847)

PROVISION FOR INCOME TAXES                                   --              --              --              --
                                                     ------------    ------------    ------------    ------------

NET LOSS FROM CONTINUING OPERATIONS                  $    (81,599)   $   (279,536)   $   (157,173)   $ (1,327,847)
                                                     ============    ============    ============    ============

PRO FORMA NET LOSS PER COMMON SHARE
     Basic                                           $ (     0.01)   $   (   0.03)   $   (   0.02)   $  (    0.13)
                                                     ============    =============   ============    ============
     Diluted                                         $ (     0.01)   $   (   0.03)   $   (   0.02)   $  (    0.13)
                                                     ============    =============   ============    ============

PRO FORMA WEIGHTED AVERAGE COMMON SHARES
     Basic                                             10,050,000      10,050,000      10,050,000      10,050,000
                                                       ==========    ============    ============    ============
     Diluted                                           10,050,000      10,050,000      10,050,000      10,050,000
                                                       ==========    ============    ============    ============


    The accompanying notes are an integral part of these condensed financial statements.


                             iVOICE TECHNOLOGY, INC.
                  CONDENSED STATEMENTS OF CASH FLOW (UNAUDITED)


                                                                 For the Six Months Ended
                                                                         June 30,
                                                              ------------------------------
                                                                  2005               2004
                                                              -----------        -----------

CASH FLOW (USED IN) OPERATING ACTIVITIES
Net loss                                                      $  (157,173)       $(1,327,847)

  Adjustments to reconcile net loss to net
   cash used in operating activities
  Depreciation                                                         47               --
  Amortization of software license                                   --               45,400
  Changes in certain assets and liabilities:
        Accounts receivable                                        10,282             26,956
        Inventory                                                    --                2,509
        Costs in excess of billing                                   --                2,706
        Accounts payable and accrued liabilities                    2,220               --
        Deferred revenue                                          (13,125)           (19,886)
        Related party accounts                                     63,750               --
                                                              -----------        -----------
Total cash used in operating activities                           (93,999)        (1,270,162)
                                                              -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Allocation of costs by iVoice, Inc                                 --            1,270,162
  Net proceeds from notes payable                                 140,000               --
                                                              -----------        -----------
Total cash provided by financing activities                       140,000          1,270,162
                                                              -----------        -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                          46,001               --

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                   346,599               --
                                                              -----------        -----------
CASH AND CASH EQUIVALENTS - END OF PERIOD                     $   392,600        $      --
                                                              ===========        ===========

CASH PAID DURING THE PERIOD FOR:

  Interest expense                                            $      --          $      --
  Income taxes                                                ===========        ===========


    The accompanying notes are an integral part of these condensed financial statements.

                             iVOICE TECHNOLOGY, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


NOTE 1 - BACKGROUND

      The unaudited interim financial statements included herein have been prepared by iVoice Technology, Inc. ("iVoice Technology" or the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the December 31, 2004 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later that year.

      The management of the Company believes that the accompanying unaudited financial statements contain all adjustments (including normal recurring adjustments) necessary to present fairly the operations and cash flows for the periods presented.

      iVoice Technology was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. ("iVoice"). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we may be referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and thereafter assigned to the Company.

      On September 1, 2004, the Board of Directors of iVoice, the former parent of the Company, resolved to pursue the separation of iVoice software business into three publicly owned companies. iVoice will continue to focus on its own computerized telephony technology and related business development operations. iVoice Technology will continue to develop, market and license the Interactive Voice Response line of computerized telephony software.

      The spin-off transaction was accomplished, on August 5, 2005, by the assignment, contribution and conveyance of certain intellectual property, representing the software codes of Interactive Voice Response ("IVR"), and certain accrued liabilities and related party debt to iVoice Technology (the "Distribution"). The shares of Class A Common Stock of the Company were distributed to iVoice shareholders in the form of a taxable special dividend distribution.

      In conjunction with the spin-off, iVoice Technology entered into a temporary administrative services agreement with iVoice. The administrative services agreement
                             iVOICE TECHNOLOGY, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


will continue on a month-to-month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself.

      On August 5, 2005, iVoice Technology assumed $190,000 in accrued liabilities and related party debt incurred by iVoice. The debt assumed is convertible into iVoice Technology Class B Common Stock at the option of the holder as later described in these notes.

      On August 4, 2005, the Company received notice from the SEC that the registration statement to effectuate the spin-off of iVoice Technology from iVoice was declared effective and the Company immediately embarked on the process to spin off iVoice Technology from iVoice.

NOTE 2 - BUSINESS OPERATIONS

      The Company will continue to develop, market and license the Interactive Voice Response line, which was developed by iVoice. The Company's Interactive Voice Response line is designed to read information from and write information to, databases, as well as to query databases and return information.

      IVR is an application generator that allows full connectivity to many databases, including Microsoft Access, Microsoft Excel, Microsoft Fox Pro, and Paradox, or to standard text files. The IVR software is sold as an application generator that gives the end user the ability to develop their own customized IVR applications or as a customized turnkey system. IVR performs over 40 different customizable commands. Examples of IVR range from simply selecting announcements from a list of options stored in the computer (also known as audio text) to more complex interactive exchanges such as querying a database for information.

NOTE 3 - GOING CONCERN

      The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company's previous financial results and operations were reflected in the consolidated financial statements and accounting records of iVoice and reflected significant assumptions and allocations. The Company has relied on iVoice for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone company.

      As of June 30, 2005, the Company had a net loss, a negative cash flow from operations, as well as negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent
                             iVOICE TECHNOLOGY, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flow from operations.

      In order to provide necessary working capital, in August 2004, the Company entered into a subscription agreement, pursuant to which the Company issued $280,000 of secured convertible debentures in August 2004, and an additional $280,000 of secured convertible debentures, in November 2004. On February 28, 2005, convertible debentures equal in principal to $560,000 were terminated and replaced with a secured promissory note in the amount of $700,000 ($560,000 representing replacement notes and $140,000 representing new financing).

      The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE  4  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)    Basis of Presentation

      The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's Interactive Voice Response business. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have had the Company been a stand-alone company during the periods presented.

b)    Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c)    Software License Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-development codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would
                             iVOICE TECHNOLOGY, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


be recognized if the value of the estimated non-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically the Interactive Voice Response software technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software, It is management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

d)    Revenue Recognition

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warranty period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year
                             iVOICE TECHNOLOGY, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

e)    Product Warranties

      The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

f)    Research and development costs

      Research and development costs will be charged to operations as incurred.

g)    Inventory

      Inventory, consisting primarily of system components such as computer components, voice cards, and monitors, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

h)    Income Taxes

      The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      The Company, not being a separate reporting entity, will not receive any benefit from the approximately $7,000,000 net operating loss allocated to the IVR software business contained in these financial statements.

i)    Organization Costs

      Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

                             iVOICE TECHNOLOGY, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


j)    Earnings Per Share

      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic pro forma EPS is computed by dividing income available to common shareholders by the number of shares issued in connection with the Company's proposed spin-off from iVoice. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position. The shares used in the computation are as follows:


                                                For the three months       For the six months
                                                      ended                       ended
                                              June 30,      June 30,      June 30,      June 30,
                                                2005          2004          2005          2004
                                             ----------    ----------    ----------    ----------
  Pro Forma Basis and diluted purposes       10,050,000    10,050,000    10,050,000    10,050,000

k)    Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities, As of June 30, 2005 and 2004, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

l)    Recent Accounting Pronouncements

      In December 2003, the FASB issued Interpretation No. 46-R, "Consolidation of Variable Interest Entities" ("FIN 46-R"). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for the Company during the third quarter of fiscal 2004. The adoption of this new standard did not have any impact on the Company's financial position, results of operations or cash flows.

      In December 2003, the FASB issued a revision to SFAS No. 132 "Employers' Disclosures about Pensions and Other Post retirement Benefits." This revised statement requires additional annual disclosures regarding types of pension plan assets, investment strategy, future plan contributions, expected benefit payments and other items. The
                             iVOICE TECHNOLOGY, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


statement also requires quarterly disclosure of the components of net periodic benefit cost and plan contributions. This currently has no effect on the Company.

      On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the fourth quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements (note 3(d)). Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the fourth quarter of fiscal year 2005 and thereafter.

NOTE 5  -  INTANGIBLE ASSETS

      Intangible assets consist of software source codes originally purchased by iVoice for $454,000 in May 1999. The asset is reflected at its original cost net of accumulated amortization of $454,000, from the date acquired by iVoice. The asset was amortized over a 5-year period.

      In accordance with FAS 142 goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually, and whenever events or changes in circumstances indicate the carrying amounts of the assets may be impaired. We have elected to perform our impairment review during the fourth quarter of each year, in conjunction with our annual planning cycle. At June 30, 2005, we found no impairment of goodwill or other indefinite-lived intangible assets.

NOTE 6 - RELATED PARTY TRANSACTIONS

      During the six months ended June 30, 2004 iVoice allocated operating costs of $1,270,162 to iVoice Technology. These allocations are reflected in the selling, general and administrative, cost of revenue, research and development, and other income (expense) line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, transfer agents, and human resources. The amortization of the Interactive Voice Response software has been reflected as cost of sales. Other general categories of operating expense, as well as other income and expense, have been allocated to iVoice Technology by iVoice based upon a ratio of revenue of the Interactive Voice Response software over total iVoice revenue for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if iVoice Technology had performed these functions as a stand-alone company.

                             iVOICE TECHNOLOGY, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


      In conjunction with the spin-off, iVoice Technology has entered into a temporary administrative services agreement with iVoice. The administrative services agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself.

NOTE 7  -  INCOME TAXES

      The reconciliation of the effective income tax rate to the Federal Statutory rate is as follows:

         Federal Income Tax Rate                         (34.0)%
         Deferred Tax charge (Credit)                      0.0 %
         Effect on Valuation Allowance                    38.1 %
         State Income Tax, Net of Federal Benefits       ( 4.1)%
         Effective Income Tax Rate                         0.0 %

      Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return. The Company has provided for a 100% allowance of its deferred tax assets.

NOTE 8  -  COMMITMENTS AND CONTINGENCIES

      As discussed in Note 3, the Company has entered into a subscription agreement with certain purchasers for the sale of $560,000 in convertible debentures. Additionally, the Company had entered into a Standby Equity Distribution Agreement whereby the Company, at their discretion, may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. These transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financial transactions. On February 28, 2005, the Standby Equity Distribution Agreement was terminated. The Company has obtained a non-binding commitment for a Standby Equity Distribution Agreement whereby the Company, at its discretion, may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. This transaction will require the Company to register its Class A Common Stock for resale to facilitate this financial transaction.

      On February 28, 2005, convertible debentures equal in principal to $560,000 were terminated and replaced with a secured promissory note in the amount of $700,000 ($560,000 representing replacement notes and $140,000 representing new financing).

      The Company will also assume an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of iVoice Technology. This amount is related to funds loaned to iVoice and is unrelated to the operations of iVoice Technology. The note will bear interest at the rate of prime plus 2.0% per annum on the unpaid balance until paid. Under the terms of the Promissory Note, at the option of the Note holder, principal
                             iVOICE TECHNOLOGY, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, Inc., par value $.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this Note, or
(iii) payment of the principal of this Note, before any repayment of interest.

      iVoice Technology entered into an employment agreement as of August 1, 2004 with Arie Seidler, which agreement was amended on August 12, 2005. Mr. Seidler resigned as iVoice Technology's President and Chief Executive Officer and his employment agreement was terminated on August 26, 2005.

      On August 29, 2005, the Company entered into an employment agreement with Mark Meller. Mr. Meller will serve as the Company's President, Chief Executive Officer and Chief Financial Officer for a term of one year. As compensation, the Company will pay Mr. Meller an annual base salary of $85,000. Mr. Meller has agreed to defer all but $20,000 of his compensation until such time that Board of Directors determines, in its sole discretion, that the Company has sufficient financial resources to pay his compensation and the Board of Directors may also elect to pay Mr. Meller the balance of his compensation in the form of Company Class A or Class B Common Stock. Mr. Meller will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

      The Company entered into a five-year employment agreement with Jerome Mahoney to serve as its Non-Executive Chairman of the Board of Directors, effective August 1, 2004. The Company will compensate Mr. Mahoney with a base salary of $85,000 for the first year with annual increases based on the Consumer Price Index. Mr. Mahoney's compensation shall be deferred until such time that the Board of Directors determines that the Company has sufficient financial resources to pay his compensation in cash and presently, Mr. Mahoney's compensation will be paid in the form of Class B Common Stock. Mr. Mahoney will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

      In conjunction with the various spin-offs, iVoice Technology has entered into temporary administrative services agreement with iVoice. The administrative services agreements will continue on a month-to- month basis until these companies have found replacement services for those services being provided by iVoice or can provide these services for itself.

NOTE 9  -  CAPITAL STOCK

      Pursuant to iVoice Technology's certificate of incorporation, as amended, the Company is authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000
                             iVOICE TECHNOLOGY, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


shares of Preferred Stock, par value of $1.00 per share. Below is a description of iVoice Technology's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

a)    Class A Common Stock

      As of June 30, 2005, there were 10,000,000,000 shares of Class A Common Stock authorized, no par value, and 100 shares were issued and outstanding. On August 4, 2005, the Company effected a 100,500-for-one forward stock split of the Class A Common Stock increasing the issued and outstanding shares to 10,050,000. The number of outstanding and issued Class A Common Stock shares was retroactively adjusted to reflect the aforementioned stock split that occurred on August 4, 2005.

      Each holder of Class A Common Stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

b)    Class B Common Stock

      As of June 30, 2005, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price that iVoice Technology, Inc. had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of June 30, 2005, no shares were issued or outstanding.

c)    Class C Common Stock

      As of June 30, 2005, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of June 30, 2005, no shares were issued or outstanding.

d)    Preferred Stock

      iVoice Technology is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of June 30, 2005, iVoice Technology has not issued any shares of Preferred Stock.

             SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION
             -------------------------------------------------------

The following unaudited pro forma condensed statements of operations for the six months ended June 30, 2005 the years ended December 31, 2004 and 2003 and the unaudited pro forma condensed balance sheets at June 30, 2005 and December 31, 2004 present the results of operations and financial position of iVoice Technology, Inc., assuming that the transactions contemplated by the spin-off had been completed as of the beginning of 2003 with respect to the pro forma consolidated income statements for the six months ended June 30, 2005, and the years ended December 31, 2004 and 2003 for the year ended December 31, 2004 with respect to the pro forma consolidated balance sheet. The pro forma adjustments give effect to the spin-off transaction whereby shareholders of the Company's former parent, iVoice Inc., received a pro-rata distribution of the Company's shares in the form of a taxable dividend. Under the spin-off transaction, the Company received certain intellectual property and liabilities of the Company's former parent, iVoice, Inc. In the opinion of management, they include all material adjustments necessary to reflect, on a pro forma basis, the impact of transactions contemplated by the spin-off on the historical financial information of iVoice Technology, Inc.

The pro forma financial information is presented for informational purposes and does not purport to represent what our financial position and our results of operations actually would have been had the separation and related transactions occurred on the dates indicated. Actual results might have differed from pro forma results if iVoice Technology had operated independently. The pro forma financial information should not be relied upon as being indicative of results iVoice Technology would have had or of future results after the spin-off. The historical selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and notes thereto included elsewhere in this prospectus.

                  CONDENSED UNAUDITED PRO FORMA BALANCE SHEETS
                  --------------------------------------------

                                   (UNAUDITED)
                                   -----------

                             AS OF DECEMBER 31, 2004
                             -----------------------


                                                          As             Pro Forma
                                                       Reported          Adjustments        Pro Forma
                                                       --------          -----------        ---------
Current Assets
    Cash                                              $ 346,599          $    --            $ 346,599
    Accounts Receivable                                  31,733               --               31,733
                                                      ---------          ---------          ---------
    Total Current Assets                                378,332               --              378,332
Property and Equipment, net                               4,737               --                4,737
                                                      ---------          ---------          ---------

Total Assets                                          $ 383,069          $    --            $ 383,069
                                                      =========          =========          =========
Liabilities and Stockholders' Deficit
Current Liabilities
    Accounts payable and accrued liabilities:            30,606               --               30,606
    Due to related party                                   --              190,000            190,000
    Convertible debentures                              560,000               --              560,000
    Deferred maint contracts                             33,141               --               33,141
                                                      ---------          ---------          ---------
    Total current liabilities                           623,747            190,000            813,747
Stockholder's deficit                                  (240,678)          (190,000)          (430,678)
                                                      ---------          ---------          ---------
Total Liabilities and Stockholder's Deficit           $ 383,069          $    --            $ 383,069
                                                      =========          =========          =========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.


                        PRO FORMA STATEMENT OF OPERATIONS
                        ---------------------------------

                                   (UNAUDITED)
                                   -----------

                          YEAR ENDED DECEMBER 31, 2004
                          ----------------------------

                                                   As                Pro Forma
                                                Reported            Adjustments          Pro Forma
                                               -----------          -----------         -----------

Sales, net                                     $   239,114          $      --           $   239,114

Cost of Sales                                       72,870                 --                72,870
                                               -----------          -----------         -----------

Gross Profit                                       166,244                 --               166,244

Selling General and Administrative
  Expenses                                         863,456               49,000             912,456
                                               -----------          -----------         -----------
Loss from Operations                              (697,212)             (49,000)           (746,212)

Other Income (Expense)                            (780,915)             (12,350)           (793,265)
                                               -----------          -----------         -----------

Loss before Income Taxes                        (1,478,127)             (61,350)         (1,539,477)

Provision for Income Taxes                            --                   --                  --
                                               -----------          -----------         -----------

Net Loss                                       $(1,478,127)         $   (61,350)        $(1,539,477)
                                               ===========          ===========         ===========
Net Loss Per Common Share:

Basic                                                                                   $     (0.15)
                                                                                        ===========
Diluted                                                                                 $     (0.15)
                                                                                        ===========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.


                  CONDENSED UNAUDITED PRO FORMA BALANCE SHEETS
                  --------------------------------------------

                                   (UNAUDITED)
                                   -----------

                               AS OF JUNE 30, 2005
                               -------------------

                                                        As               Pro Forma
                                                     Reported           Adjustments         Pro Forma
                                                    -----------         -----------         -----------

Current Assets
   Cash                                             $   392,600         $      --           $   392,600
   Accounts Receivable                                   21,451                --                21,451
                                                    -----------         -----------         -----------
   Total Current Assets                                 414,051                --               414,051

                                                    -----------         -----------         -----------

Property and Equipment, net                               4,690                --                 4,690
                                                    -----------         -----------         -----------

Total Assets                                        $   418,741         $      --           $   418,741
                                                    ===========         ===========         ===========

Liabilities and Stockholders' Deficit

Current Liabilities
   Accounts payable and accrued liabilities:             32,826                --                32,826
   Due to related party                                  63,750             190,000             253,750
   Promissory Notes Payable                             700,000                --               700,000
   Deferred maint contracts                              20,016                --                20,016
                                                    -----------         -----------         -----------
   Total current liabilities                            816,592             190,000           1,006,592
Stockholder's deficit                                  (397,851)           (190,000)           (587,851)
                                                    -----------         -----------         -----------
Total Liabilities and Stockholder's Deficit         $   418,741         $      --           $   418,741
                                                    ===========         ===========         ===========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.


                        PRO FORMA STATEMENT OF OPERATIONS
                        ---------------------------------

                                   (UNAUDITED)
                                   -----------

                          YEAR ENDED DECEMBER 31, 2003
                          ----------------------------

                                                    As               Pro Forma
                                                 Reported            Adjustments         Pro Forma
                                                -----------          -----------         -----------

Sales, net                                      $   303,756          $      --           $   303,756

Cost of Sales                                       123,091                 --               123,091
                                                -----------          -----------         -----------

Gross Profit                                        180,665                 --               180,665

Selling General and Administrative Expenses         965,341               84,000           1,049,341
                                                -----------          -----------         -----------

Income (Loss) from Operations                      (784,676)             (84,000)           (868,676)

Other Income (Expense)                             (346,744)             (12,350)           (359,094)
                                                -----------          -----------         -----------

Loss before Income Taxes                         (1,131,420)             (96,350)         (1,227,770)

Provision for Income Taxes                             --                   --                  --
                                                -----------          -----------         -----------
Net Loss                                        $(1,131,420)         $   (96,350)        $(1,227,770)
                                                ===========          ===========         ===========
Net Loss Per Common Share:

Basic                                                                                    $     (0.12)
                                                                                         ===========

Diluted                                                                                  $     (0.12)
                                                                                         ===========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.


                        PRO FORMA STATEMENT OF OPERATIONS
                        ---------------------------------

                                   (UNAUDITED)
                                   -----------

                         SIX MONTHS ENDED JUNE 30, 2005
                         ------------------------------


                                                       As             Pro Forma
                                                    Reported          Adjustments         Pro Forma
                                                   ---------          -----------         ---------

Sales, net                                         $  70,838           $    --            $  70,838

Cost of Sales                                            738                --                  738
                                                   ---------           ---------          ---------

Gross Profit                                          70,100                --               70,100

Selling General and Administrative Expenses          198,653                --              198,653
                                                   ---------           ---------          ---------

Loss from Operations                                (128,553)               --             (128,553)

Other Income (Expense)                               (28,620)             (8,075)           (36,695)
                                                   ---------           ---------          ---------

Loss before Income Taxes                            (157,173)             (8,075)          (165,248)

Provision for Income Taxes                              --                  --                 --
                                                   ---------           ---------          ---------
Net Loss                                           $(157,173)          $  (8,075)         $(165,248)
                                                   =========           =========          =========
Net Loss Per Common Share:

Basic                                                                                     $   (0.02)
                                                                                          =========

Diluted                                                                                   $   (0.02)
                                                                                          =========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

          NOTES TO CONDENSED UNAUDITED PRO FORMA FINANCIAL INFORMATION
          ------------------------------------------------------------

NOTE 1.

The historical financial statements of iVoice Technology, Inc. reflect periods during which iVoice Technology did not operate as a separate, independent public company. Certain estimates, assumptions and allocations were made in preparing such financial statements. Therefore, the historical financial statements do not necessarily reflect the results of operations or financial position that would have occurred had iVoice Technology been a separate, independent public company during the periods presented, nor are they indicative of future performance.

Management believes that the estimates, assumptions and allocations made in preparing the historical financial statements are reasonable.

NOTE 2.

The pro forma unaudited balance sheet was prepared assuming the distribution occurred on December 31, 2004 and includes "Pro Forma Adjustments" for transactions that occurred subsequent to December 31, 2003 as follows:

a) The Company is assuming outstanding indebtedness in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice. The note representing such obligation will bear interest at the rate of prime plus 2.0% per annum on the unpaid balance until paid or until default. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of iVoice Technology, Inc., par value $.01, for each dollar owed, (ii) the number of Class A common stock shares of iVoice Technology, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of iVoice Technology Class A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

The pro forma unaudited balance sheet was prepared assuming the distribution occurred on June 30, 2005 and includes "Pro Forma Adjustments" for transactions that occurred subsequent to December 31, 2003 as follows:

a) The Company is assuming outstanding indebtedness in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice. The note representing such obligation will bear interest at the rate of prime plus 2.0% per annum on the unpaid balance until paid or until default. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of iVoice Technology, Inc., par value $.01, for each dollar owed, (ii) the number of Class A common stock shares of iVoice Technology, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of iVoice Technology Class A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

NOTE 3.

The pro forma unaudited statement of operations for the year ended December 31, 2004 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

a) $49,000 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between iVoice Technology and iVoice, Inc.

b) $12,350 in interest at 6.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by iVoice Technology.

The pro forma unaudited statement of operations for the six months ended June 30, 2005 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

a) $8,075 in interest at 8.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by iVoice Technology.

The pro forma unaudited statement of operations for the year ended December 31, 2003 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

a) $84,000 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between iVoice Technology and iVoice, Inc. The administrative services agreement sets forth charges generally intended to allow the providing company to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses. In conjunction with the spin-off, iVoice Technology has entered into a temporary administrative service agreement with iVoice. The administrative services agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself.

b) $12,350 in interest at 6.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by iVoice Technology.

NOTE 4.

The average number of shares of iVoice Technology common stock used in the computation of basic and diluted net income per share was 10,050,000 for the six months ended June 30, 2005 and for the years ended December 31, 2004 and 2003, based on a distribution ratio of one share of iVoice Technology Class A common stock for every 988 shares of iVoice common stock. Since the Company is in a net loss position, all common stock equivalents are considered anti-dilutive and are therefore not included in the calculation of earnings per share.

========================================     ===================================
All dealers that effect transactions in
these securities, whether or not
participating in this offering may be
required to deliver a prospectus. This
is in addition to the dealers'                      iVoice Technology, Inc.
obligation to deliver a prospectus when
acting as underwriters and with respect
to their unsold allotments or                       1,053,781,579 Shares of
subscription. The information contained              Class A Common Stock
in this prospectus is current only as of
its date.
                                                    --------------------
          --------------------

            TABLE OF CONTENTS

                                Page                        [LOGO]
                                ----
Prospectus Summary...............
Summary of the Distribution......
Summary Condensed Financial
  Information....................                   --------------------
Potential Dilution Due to
  Conversion at Below Market
  Price..........................
Risk Factors.....................
Cautionary Statement Regarding                       Date: ________, 2005
  Forward-Looking Statements.....
Use of Proceeds..................
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations......
Our Business.....................
iVoice Technology's Management...
Certain Relationships and Related
  Transactions...................
Principal Stockholders...........
Description of Securities .......
The Distribution.................
Federal Income Tax Consequences
  of the Distribution............
Reasons for Furnishing this
  Document.......................
Relationship between iVoice and
  iVoice Technology following
  the Distribution...............
Where You Can Find More Information
Index to Financial Statements....
========================================     ===================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

      iVoice Technology's bylaws provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of iVoice Technology) by reason of the fact that such person is or was a director or an officer of iVoice Technology against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that that person reasonably believed to be in the best interests of iVoice Technology and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. iVoice Technology's bylaws also provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of iVoice Technology to procure a judgment in its favor by reason of the fact that said person is or was a director or an officer of iVoice Technology against expenses actually and reasonably incurred in connection with the defense or settlement of that action if that person acted in good faith, in a manner that that person reasonably believed to be in the best interests of iVoice Technology and with such care, including reasonable inquiry, that such action would not be deemed grossly negligent on the part of such person.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. iVoice Technology will pay all expenses in connection with this offering.

       Securities and Exchange Commission Registration Fee       $  1,240
       Printing and Engraving Expenses                           $ 25,000
       Accounting Fees and Expenses                              $ 16,750
       Legal Fees and Expenses                                   $100,000
       Miscellaneous                                             $ 40,000
                                                                 --------

       TOTAL                                                     $182,990
                                                                 ========

Item 26. Recent Sales of Unregistered Securities

      In August 2004, the Company entered into an agreement with Sloan Securities Corporation for Sloan Securities to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan Securities on or about the date of effectiveness of registration statement for such securities a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement for such securities. On August 12 and November 19, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. The debentures were convertible at the option of the holder only after the Company's Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Each of the debentures were convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures had a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures could be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures were secured by a first priority security interest in substantially all of the assets of iVoice Technology. On February 28, 2005, the placement agent agreement with Sloan Securities was terminated and the secured convertible debentures were terminated and replaced by a promissory note in the amount of $700,000 ($560,000 representing replacement notes and $140,000 representing new financing).

      Effective August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. On February 28, 2005, iVoice Technology entered into a Termination Agreement with Cornell Capital Partners, pursuant to which the equity line transaction was terminated. In September 2005, iVoice Technology and Cornell Capital entered into a Standby Equity Distribution Agreement whereby Cornell Capital agreed has agreed, subject to satisfaction of certain conditions, to purchase shares of iVoice Technology's common stock upon the terms set forth therein. Pursuant to the terms of the Standby Equity Distribution Agreement, iVoice Technology, subject to satisfaction of conditions, may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares would be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down would also be payable at the time of funding. In addition, Cornell Capital Partners would receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective.

      In September 2005, the Company entered into a placement agent agreement with Monitor Capital, Inc. Under the placement agent agreement, the Company agreed to issue to Monitor Capital on or about the date of effectiveness of this registration statement a number of shares equal to $10,000 divided by the closing and bid price of our Class A common stock on the date of effectiveness of this registration statement.

      On August 5, 2005 iVoice Technology assumed from iVoice outstanding indebtedness in the amount of $190,000 payable to Jerry Mahoney. This amount is related to funds loaned to iVoice and unrelated to the operations of iVoice Technology. iVoice Technology, for value received, will promise to pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note representing such obligation. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. iVoice Technology has yet to record this liability on its financial statements, as this indebtedness was not assumed by iVoice Technology until August 5, 2005

      We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. iVoice Technology made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by iVoice Technology, after approval by our legal counsel. iVoice Technology believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. iVoice Technology also believes that the investors had access to the same type of information as would be contained in a registration statement.

Item 27. Exhibits

No.         Description
---         -----------

3.1 Amended and Restated Certificate of Incorporation of iVoice Technology, Inc. (filed as Exhibit 3.1 to iVoice Technology, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

3.2 By-laws of iVoice Technology, Inc. (filed as Exhibit 3.2 to iVoice Technology, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

4.1 Form of iVoice Technology, Inc. 5% Secured Convertible Debenture due August 12, 2006 issued to Cornell Capital Partners, LP (filed as
            Exhibit 4.1 to iVoice Technology, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

5.1*        Opinion of Meritz & Muenz LLP

9.1         Voting Agreement, dated August 5, 2005, between Jerome Mahoney and
            Mark Meller

9.2         Irrevocable Proxy of Mark Meller, dated August 5, 2005

10.1 Standby Equity Distribution Agreement, dated August 12, 2004, between Cornell Capital Partners, LP and iVoice Technology, Inc. (filed as Exhibit 10.1 to iVoice Technology, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

10.2 Securities Purchase Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Cornell Capital Partners, LP. (filed as Exhibit
            10.2 to iVoice Technology, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

10.3 Escrow Agreement, dated August 12, 2004, between iVoice Technology, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP (filed as
            Exhibit 10.3 to iVoice Technology, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

10.4 Registration Rights Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Cornell Capital Partners, LP (filed as Exhibit
            10.4 to iVoice Technology, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

10.5 Escrow Agreement, dated August 12, 2004, between iVoice Technology, Inc., Cornell Capital Partners, LP. and Butler Gonzalez LLP (filed as Exhibit 10.5 to iVoice Technology, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

10.6 Investor Registration Rights Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.6 to iVoice Technology, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

10.7 Security Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Cornell Capital Partners, LP (filed as Exhibit
            10.7 to iVoice Technology, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

10.8 Placement Agent Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Sloan Securities Corporation (filed as Exhibit
            10.8 to iVoice Technology, Inc.'s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

10.9 Employment Agreement, dated as of August 1, 2004, between iVoice Technology, Inc. and Jerome Mahoney (filed as Exhibit 10.9 to iVoice Technology, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.10 Employment Agreement, dated as of August 1, 2004, between iVoice Technology, Inc. and Arie Seidler (filed as Exhibit 10.10 to iVoice Technology, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.11 Administrative Services Agreement, dated August 1, 2004, between iVoice, Inc. and iVoice Technology, Inc. (filed as Exhibit 10.11 to iVoice Technology, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.12 Assignment and Assumption Agreement and Consent, dated November 11, 2004 between iVoice Technology, Inc. (Nevada) and iVoice Technology, Inc. (New Jersey) (filed as Exhibit 10.12 to iVoice Technology, Inc.'s Amendment No. 3 to Form SB-2 Registration Statement, File No. 333-120490, filed on June 24, 2005, and incorporated herein by reference)

10.13 Corporate Contribution and General Conveyance Agreement, dated August 5, 2005 between iVoice, Inc. and iVoice Technology, Inc.

10.14       [Intentionally Omitted.]

10.15       Waiver dated January 6, 2005 of Jerome Mahoney (filed as Exhibit
            10.11 to iVoice Technology, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.16 Promissory Note from iVoice Technology, Inc. to Jerome Mahoney, dated August 5, 2005

10.17 Termination Agreement, dated February 28, 2005, between Cornell Capital Partners, LP and iVoice Technology, Inc., with respect to a Securities Purchase Agreement, Convertible Debentures, Security Agreement, Investor Registration Rights Agreement, an Escrow Agreement and Irrevocable Transfer Agent Instructions, each dated August 13, 2004 (filed as Exhibit 10.17 to iVoice Technology, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.18 Termination Agreement, dated February 28, 2005, between Cornell Capital Partners, LP and iVoice Technology, Inc., with respect to a Standby Equity Distribution Agreement, Registration Rights Agreement, Escrow Agreement and Placement Agent Agreement, each dated August 13, 2004 (filed as Exhibit 10.18 to iVoice Technology, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.19 Promissory Note, dated February 28, 2005, from iVoice Technology, Inc. to Cornell Capital Partners, LP (filed as Exhibit 10.19 to iVoice Technology, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.20 Security Agreement, dated as of February 28, 2005, by and between iVoice Technology, Inc. and Cornell Capital Partners, LP (filed as
            Exhibit 10.20 to iVoice Technology, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.21 Guaranty of Promissory Note, dated as of February 28, 2005, from iVoice Technology, Inc. to Cornell Capital Partners, LP, made by iVoice, Inc. in favor of Cornell Capital Partners, LP (filed as
            Exhibit 10.21 to iVoice Technology, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.22 Non-Binding Letter of Intent, dated March 9, 2005, between Cornell Capital Partners, LP and iVoice Technology, Inc. (filed as Exhibit
            10.22 to iVoice Technology, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.23 Amendment No. 1 to Employment Agreement, dated April 1, 2005, between iVoice Technology, Inc. and Jerome Mahoney (filed as Exhibit
            10.23 to iVoice Technology, Inc.'s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.24 Amendment No. 2 to Employment Agreement, dated June 15, 2005, between iVoice Technology, Inc. and Jerome Mahoney (filed as Exhibit
            10.24 to iVoice Technology, Inc.'s Amendment No. 3 to Form SB-2 Registration Statement, File No. 333-120490, filed on June 24, 2005, and incorporated herein by reference)

10.25 Amendment No. 1 to Employment Agreement, dated June 15, 2005, between iVoice Technology, Inc. and Arie Seidler (filed as Exhibit
            10.25 to iVoice Technology, Inc.'s Amendment No. 4 to Form SB-2

            Registration Statement, File No. 333-120490, filed on July 28, 2005, and incorporated herein by reference)

10.26 Amendment No. 3 to Employment Agreement, dated July 18, 2005, between iVoice Technology, Inc. and Jerome Mahoney (filed as Exhibit
            10.26 to iVoice Technology, Inc.'s Amendment No. 4 to Form SB-2 Registration Statement, File No. 333-120490, filed on July 28, 2005, and incorporated herein by reference)

10.27 Amendment No. 2 to Employment Agreement, dated August 12, 2005, between iVoice Technology, Inc. and Arie Seidler

10.28 Employment Agreement, dated August 29, 2005, between iVoice Technology, Inc. and Mark Meller (filed as Exhibit 10.2 to iVoice Technology, Inc.'s Current Report on Form 8-K, filed on August 29, 2005, and incorporated herein by reference)

10.29 Standby Equity Distribution Agreement, dated September 2, 2005, between Cornell Capital Partners, LP and iVoice Technology, Inc. (filed as Exhibit 10.1 to iVoice Technology, Inc.'s Current Report on Form 8-K, filed on September 30, 2005, and incorporated herein by reference)

10.30 Escrow Agreement, dated September 22, 2005, between iVoice Technology, Inc., Cornell Capital Partners, LP. and [David Gonzalez, Esq.] (filed as Exhibit 10.4 to iVoice Technology, Inc.'s Current Report on Form 8-K, filed on September 30, 2005, and incorporated herein by reference)

10.31 Placement Agent Agreement, dated September 22, 2005, between iVoice Technology, Inc. and Monitor Capital Inc. (filed as Exhibit 10.3 to iVoice Technology, Inc.'s Current Report on Form 8-K, filed on September 30, 2005, and incorporated herein by reference)

10.32 Registration Rights Agreement, dated September 22, 2005, between iVoice Technology, Inc. and Cornell Capital Partners, LP (filed as
            Exhibit 10.2 to iVoice Technology, Inc.'s Current Report on Form 8-K, filed on September 30, 2005, and incorporated herein by reference)

10.33 Amendment No. 4 to Employment Agreement, dated September 29, 2005, between iVoice Technology, Inc. and Jerome Mahoney

10.34 Amendment No. 1 to Employment Agreement, dated September 29, 2005, between iVoice Technology, Inc. and Mark Meller

16 Letter of Mendlowitz Weitsen, LLP, dated May 27, 2005, with respect to the change in the Company's principal accountants (filed as Exhibit 16 to iVoice Technology, Inc.'s Amendment No. 3 to Form SB-2 Registration Statement, File No. 333-120490, filed on June 24, 2005, and incorporated herein by reference)

23.1        Consent of Bagell, Josephs & Company, L.L.C.

23.2*       Consent of Meritz & Muenz LLP


* To be filed by amendment.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, on October 3, 2005.

                                    IVOICE TECHNOLOGY, INC.

                                    By: /s/ Mark Meller
                                       ---------------------------------------
                                    Name:  Mark Meller
                                    Title: President, Chief Executive Officer
                                           and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                      TITLE                          DATE
---------                      -----                          ----

                               Non-Executive Chairman of      October 3, 2005
----------------------------   the Board
Jerome R. Mahoney

                               President (Principal           October 3, 2005
----------------------------   Executive Officer), Chief
Mark Meller                    Executive Officer (Principal
                               Accounting Officer) and
                               Chief Financial Officer

                               Director                       October 3, 2005
----------------------------
Frank V. Esser